UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________
SCHEDULE 14A
(Rule 14a-101)
__________________________________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. ___ )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

CHARTER FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Charter Financial
CORPORATION

Notice of 2018 Annual Meeting
& Proxy statement

Charter Financial
CORPORATION
PROXY STATEMENT

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January 5, 2018

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Charter Financial Corporation. The meeting will be held at the CharterBank Corporate Center located at 1233 O. G. Skinner Drive, West Point, Georgia on February 14, 2018.

The business of the meeting will be to consider approval of three proposals by the Board and to hear a report on the Company by the CEO. The Company’s shareholder value strategy to progressively put capital to work, improve markets and leverage operational infrastructure produced strong results in 2017 and a total shareholder return of 46%.

A key element of our brand differentiation strategy is being “people-connected.” Accordingly, the decline in shareholder support for our executive compensation program surprised us. The Board responded with increased shareholder outreach, a review of peer company executive pay and governance practices, consultation with outside governance and compensation experts and implementation of improved governance and pay practices and policies.

Broadening the scope of shareholder outreach provided a different perspective and new insights. The peer review, however, revealed that our governance practices, aside from our Board leadership structure, were solidly in line with the peer groups identified by our compensation advisor. However, after careful review and consultation, we decided there were some important changes we should make to add transparency and enhance governance while staying aligned with our shareholder value plan. Those modifications are described in detail elsewhere in this report.

Also, the Board concluded that our proxy statement could be much improved to connect better with investors. Coming from a highly regulated banking environment, we formerly approached the proxy with a compliance mentality and didn't take full advantage of the opportunity to communicate with our shareholders.

To address our findings, the shareholder outreach program was formalized, governance and compensation policies, practices and disclosures were adjusted and the proxy statement received a major overhaul. In the document that follows, there are several new sections designed to highlight how we think about issues important to shareholders. These new sections include a Proxy Summary,

i

a Q&A section with the CEO and letters from the whole Board, the Personnel and Compensation Committee Chair and our Lead Independent Director, a new position in our Board leadership structure for 2017.

We hope you are pleased with our performance and the actions we have taken to increase clarity and improve our governance practices. Investor dialogue is always welcomed and appreciated. Thank you for your continued support of Charter Financial Corporation through ownership of our stock and support of our proposals.

The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. Officers from Charter Financial Corporation, as well as a representative of Dixon Hughes Goodman LLP, the Company's independent registered public accounting firm, will be present to respond to appropriate questions of shareholders.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented we urge you to vote online, by telephone or complete and mail the enclosed proxy card promptly. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

We look forward to seeing you at the meeting.

Best Regards,

Board of Directors

Supplemental Executive Retirement Plan............................................................	62
Other Elements of Compensation.........................................................................	64
Split Dollar Life Insurance Plan....................................................................	64
Employment Agreements..............................................................................	64
Change in Control and Employee Agreements for Executive Officers Other than the CEO.......................................................................................	65
Potential Payments Upon Termination or Change-in-Control..............................	66
Director Compensation	67
Directors Outstanding Stock Awards....................................................................	67
Section 16(a) Beneficial Ownership Reporting Compliance...............................	68
Compensation Committee Interlocks and Insider Participation...........................	68
Audit	69
Proposal 3 - Ratification of Independent Registered Public Accounting Firm....	70
Audit Fees.............................................................................................................	70
Pre-Approval of Services by the Independent Registered Public Accounting Firm......................................................................................................................	71
Audit Committee Report......................................................................................	71
Submission of Business Proposals and Shareholder Nominations	73
Proxy Solicitation	75
Shareholder Information	Back Cover

v

Acronyms

Acronym	Expanded

ATL	Atlanta
CAGR	Constant Annual Growth Rate
CEO	Chief Executive Officer
CHFN	Charter Financial Corporation (Ticker)
CIC	Change in Control
CY	Calendar Year
EPS	Earnings per Share (of Stock Issued)
ESOP	Employee Stock Ownership Plan
FY	Fiscal Year
LLP	Limited Liability Partnership
LTI	Long-Term Incentive
M&A	Merger and Acquisition
MSA	Metropolitan Statistical Area
NCG	Nominating and Corporate Governance (Committee)
NEO	Named Executive Officer
OCC	Office of the Comptroller of the Currency
P&C	Personnel and Compensation (Committee)
P4P	Pay for Performance
ROA	Return on Assets
ROE	Return on Equity
ROTCE	Return on Tangible Common Equity
SEC	Securities and Exchange Commission
SERP	Supplemental Executive Retirement Plan
SOP	Say on Pay
STI	Short-Term Incentive
TCE	Tangible Common Equity
TSR	Total Shareholder Return
W-2	IRS form used to report employees earnings
Y-O-Y	Year over Year

Robert L. (Bob) Johnson CEO
CEO’s Q&A
Q: Can you comment on the Company’s long-term shareholder value plan?
A: Our shareholder value goal is to deliver share price appreciation, share liquidity and attractive dividends by leveraging capital into new markets, growing EPS and balancing capital and earnings.
Broadly, the Company's 2013 mutual-to-stock conversion resulted in an extremely high capital to assets ratio of nearly 25% which initially drove low equity returns. We set an ambitious course to catch up to the returns of our peers and execution of our strategy has progressively closed the gap.
Q: Bank stocks were up significantly in 2017 after the presidential election. The Company's stock price and its total shareholder return of 46% in fiscal year 2017 outpaced the comparable bank indexes. Can you give some color on what caused that?
A: Our bank has traditionally been opportunistic in using capital. We have hired good bankers and acquired other banks in better markets to grow our base. While these moves created volatility in financial results, we were assembling the components of a better bank for the long run. We grew revenue, kept central costs in check and bought back 35% of our stock while it was cheap.
Late in 2016, the results of our efforts began to show up in our financial performance metrics. The post-election prospects of corporate tax cuts lifted bank sector P/E multiples. Then, in January of 2017, we reported our first month of clean earnings following our north-side of Atlanta acquisition of Community Bank of the South (“CBS”). Earnings per share more than doubled and returns on tangible common equity caught up to peer medians. It’s been a great year for the community banking sector and we are pleased with what’s happened with our stock.
Q: What are your thoughts on why the Say-on-Pay approval vote dropped to just 52% last year and how did your respond?
A: Candidly, we were caught off guard by the declining vote. It was a good lesson for our team on the importance of focused, intentional shareholder outreach and communication.

We learned some things and the Board responded in a number of significant ways, including election of a Lead Independent Director, implementation of a clawback policy and adoption of an anti-hedging and pledging policy and requirements for stock ownership for directors and officers.
Q: How have your moves into the Atlanta metropolitan statistical area ("MSA") affected shareholder value?
A: Substantially. We acquired four banks and hired two business development teams in the Atlanta MSA. These transactions have re-oriented our footprint, our balance sheet and our earnings and place us in very desirable, fast growing areas of northern Atlanta. Eleven of our twenty-two branches are now located in the Atlanta metro area. They hold roughly 55% of our loans and deposits and contribute half of the branch system's revenue.
Charter’s other markets are good, too, and overall we have a very nice branch map with solid market demographics. The legacy markets on the I-85 corridor south of Atlanta have strengthened with the booming southeast automotive industry. We have significant deposit share in those markets which is important to our strong funding base.
Q: How do you feel about CharterBank’s deposit base and liquidity?
A: Core funding has been a strategic focus for over 30 years. The bank’s funding is diversified across metropolitan and non-metropolitan markets and across small businesses and consumers. With the potential for rising interest rates on the horizon, our moderate 86% loan to deposit ratio and our non-interest sensitive checking base give us an advantage to manage deposit costs in a rising rate environment.
Additionally, we view fee income from bank card interchange and deposit service fees as an ancillary business which contributes substantially to our revenue stream. That revenue stream allows us to be less aggressive in taking on credit risk.
Q: Please comment on the Company’s credit metrics and your view of the lending environment.
Charter’s credit metrics are exceptionally strong and trended favorably throughout 2017. We have set relatively cautious goals for net loan growth for 2018.
Q: In your roles as CEO and Chairman of the Board, how do you feel about having a Lead Independent Director?
A: That was a great move by the Board. I am very comfortable with the decision to elect a Lead Independent Director. We looked at peer companies that combine the roles of CEO and Board Chair, and found that Charter was in the minority for not having a Lead Independent Director in the Board’s leadership structure. David Strobel, our Lead Independent Director, appointed in 2017, was Board Chairman at one of our early acquisitions and he has chaired the Directors Loan Committee for more than a decade. He is well qualified and will enhance board leadership and unify the voices of the independent directors.

1233 O.G. Skinner Drive
West Point, Georgia 31833
(706) 645-1391
______________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
______________________

TIME AND DATE	10:00 a.m., Eastern time, on Wednesday, February 14, 2018

PLACE	The CharterBank Corporate Center, 1233 O.G. Skinner Drive, West Point, Georgia

ITEMS OF	(1) To elect two directors to serve for a term of three years.
BUSINESS
(2) To hold an advisory, non-binding vote on the executive compensation described in this proxy statement.

(3) To ratify the selection of Dixon Hughes Goodman LLP as our independent registered public accounting firm for fiscal year 2018.

(4) To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

RECORD DATE	To vote, you must have been a shareholder at the close of business on December 26, 2017.
It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card or voting instruction card sent to you. Voting instructions are printed on your proxy or voting instruction card. The proxy statement is available on line at www.chfnir.com or you may request a printed copy. You can revoke a proxy at any time before its exercise at the meeting by following the instructions in this proxy statement.
William C. Gladden
Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be Held on February 14, 2018: This Proxy Statement, our 2017 Annual Report, and our proxy card can be found at www.chfnir.com under SEC Filings - Annual Report and Proxy.

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Road Map of Voting Matters

The proposals that follow are submitted for vote by shareholders. The page numbers provide links to more detailed discussions in the body of the document.

Proposal 1. Election of Directors	The Board recommends a vote FOR this proposal.
To elect two directors to serve for a term of 3 years. (pages 6, 21)

Proposal 2. Advisory Vote to Approve Executive Compensation	The Board recommends a vote FOR this proposal.
The shareholders of Charter Financial Corporation are being asked to approve, on an advisory basis, the compensation of Charter Financial Corporation’s named executive officers described in the Executive Compensation section of this Proxy Statement. (pages 9, 42)

Proposal 3. Ratify the appointment of Dixon Hughes Goodman LLP, Independent Registered Public Accounting Firm	The Board recommends a vote FOR this proposal.
The shareholders of Charter Financial Corporation are being asked to ratify the selection of Dixon Hughes Goodman LLP as our independent registered public accounting firm for the fiscal year 2018. (pages 13, 70)

Director Nominees

Proposal 1. Election of Directors	The Board recommends a vote FOR this proposal.
To elect two directors to serve for a term of 3 years.

The persons named below are proposed for election to our Board of Directors.

Name	Biographies (page 22)
Jane W. Darden, proposed to be elected to a three year term.	Finance Committee Chairwoman. Board member since 1988.
Thomas M. Lane, proposed to be elected to a three year term.	Personnel & Compensation Committee Chairman. Financial Expert. Board member since 1996.

Governance Highlights

Shareholder Outreach
The Board took several new initiatives in 2017 in response to shareholder feedback (page

25
). These initiatives included the Board’s self-assessment, a review of governance practices at peer companies, direct outreach and dialogue with shareholders and retention of a consultant to provide insight into the voting recommendations of proxy advisory firms with respect to the company’s compensation programs.

Findings were fully discussed and contemplated in numerous discussions of the whole board, in executive sessions of the board and in multiple meetings of compensation and governance committees.
We made clarifications and additions to our governance guidelines, (page

36
). executive pay practices and shareholder communications. These changes improve risk management, transparency and alignment with shareholders. The governance committee adopted and published Corporate Governance Guidelines, a Board Gender Diversity Policy and Guidelines For Stock Ownership Requirements For Directors And Executive Officers; Hedging And Pledging. The governance guidelines can be accessed on the company’s investor web-site and are described below. The P&C Committee adopted a compensation clawback policy. Finally, the Board elected a Lead Director to enhance the independent leadership and oversight of the Board

Board Practices	Shareholder Matters

Director Independence (5 of 7)	Shareholder Outreach
100% Key Committee Independence	Corporate Governance Guidelines
Annual Director Evaluations	Stock Ownership Requirements
Lead Independent Director	Anti-Hedging and Anti-Pledging Policies
Regular Executive Sessions of Independent Directors	Annual Say on Pay
Annual STI Incentive Compensation Risk Review	Board Diversity Policy

Board Composition

			Committee Memberships
Name	Age	Year Elected	Audit	P&C	NGC	Fin	Loan[1]	Other Public Boards[2]

Robert L. Johnson CEO & Chairman	64	1986				EX	✓	None
David L. Strobel* Lead Director	66	2003	✓		Chair	✓	Chair	None
David Z. Cauble, III* Director	65	1996	Chair	✓	✓	✓	✓	None
Jane W. Darden* Director	67	1988	✓	✓	✓	Chair	✓	None
Curti M. Johnson Sr VP & General Counsel - Director	58	2007				EX	✓	None
Thomas M. Lane* Director	63	1996	✓	Chair	✓	✓	✓	None
Edward D. Smith* Director	44	2011	✓	✓	✓	✓	✓	None

* Independent Director

1.	Loan = Directors’ Loan Committee, is attended by the Chair and two independent directors.

2.	Other Boards = Membership on other public company boards.

P&C = Personnel & Compensation Committee;
NCG = Nominating & Corporate Governance Committee;
Fin = Finance Committee of CharterBank;
Loan = Directors’ Loan Committee of CharterBank;
Chair = Chair of the committee;
EX = Ex officio member of the committee.

Our History at a Glance

Age, Diversity, and Tenure of Independent Directors

Independence (All)
125%
100%
75%
50%
25%
71%
100%
100%
100%
Board
Audit
P&C
NGC

Diversity
Diverse
Since
1954
20%
Female
80%
Male

Tenure
25-30
Years
0-6
Years
Average
Tenure
18
Years
19-24
Years
13-18
Years

Board Members Age (All)
> 70 years
0
66-70 years
2
61-65 years
3
51-60 years
1
< 50 years
1
0
1
2
3
4

Proposal 2. Advisory Vote to Approve Executive Compensation	The Board recommends a vote FOR this proposal.
The shareholders of Charter Financial Corporation are being asked to approve, on an advisory basis, the compensation of Charter Financial Corporation’s named executive officers described in the Executive Compensation section of this Proxy Statement.

Pay and Performance Summary

Our goal in executive compensation is to attract, retain and motivate talented executives who are critical to our future success. The design of pay packages includes substantial performance-based pay amounts to motivate and reward the attainment of the Company’s strategic goals, including financial goals and share performance.

The following graph shows the mix of the primary categories of realized executive pay in 2017. Over 60% of the CEO’s total realized compensation was performance-based. Only the salary portion of compensation could be considered not at risk. The exhibit excludes the value of some benefits, perquisites and stock options that vested during the year.

Performance at a Glance

The Company’s shareholder value plan is to progressively leverage capital into new markets, to expand EPS and equity returns and to trade on earnings. Performance in FY 2017 was exceptionally strong.

2017 Milestones

•	ROTCE became comparable to peer medians due to earnings growth and continued capital deployment (graph on top left below);

•	EPS increased to $1.01 basic earnings ($0.95/fully diluted) per share.

•	2017 stock price growth indicates stock now trades relative to earnings rather than tangible book value per share (chart below right);

•	Acquired a second Atlanta-based bank in the last 2 years and Atlanta branches provide half of our loans, deposits and branch revenue;

Source: S&P Global Marketing Intelligence

2017 Achievements
46% Total Shareholder Return $1.01 EPS (basic) EPS growth 22% 8.18% ROTCE 0.98% ROA 68% Efficiency Ratio	Revenue Growth 8.34% 15% Loan Growth 11 Atlanta MSA branches > 50% ATL Loans & Deposits 9.6% Checking Account Growth Non-performing Assets 0.19%

Total Shareholder Return - The Total Shareholder Return in 2017 of 46% was substantially above the community bank indexes. Since our full conversion in 2013, the TSR is 103%.

The company’s ROTCE improved to 8.18% and the ROE increased to 6.89%. The year over year improvement of ROE was 0.99% compared to (0.40)% by the NASDAQ banking index.

Earnings Growth - The Company’s basic EPS grew to $1.01 on earnings of $14.4 million, an increase of 22% over 2016. ROA was 0.98%. Annual EPS growth since full conversion is 52% CAGR.

Markets - The September 2017 acquisition of Resurgens Bank further improved our markets and penetration in the rapidly growing Atlanta MSA. By September 30, the company’s Atlanta loans and deposits had increased to approximately 55% of the company’s totals. Our moves into the Atlanta MSA have substantially lifted the demographics in the company’s expanding service area.

Core Deposits - Checking deposits grew to 42% of total deposits and core deposits increased to 93% of total deposits. Fee income from bank cards and service fees grew 9.6% to $13.6 million. The company’s cost of deposits increased slightly, by 4 basis points, to 47 basis points.

Credit - Nonperforming assets declined to 0.19% of assets and reserves increased to 649% of nonperforming loans.

Operating Leverage - The Company’s efficiency ratio improved to 68% including $1.9 million deal costs booked in the last fiscal quarter related to Resurgens acquisition. Revenue increased $4.68 for each dollar of expense increase comparing FY2017 to FY2016.

Strong Capital - CHFN finished 2017 with $1.64 billion of assets, total equity capital of $214 million, $171 million of tangible equity and significant free capital available to fuel future growth.

Compensation Summary

Below is a summary of compensation changes implemented in 2017 to enhance our executive compensation program.

2017 Compensation Program Enhancements

•	Clawback policy

•	Executive Stock Ownership

•	Stock Retention Guidelines

•	Anti-Hedging Policy

•	Anti-Pledging Policy

•	Amended Change in Control provisions to provide "double trigger" payment requirement

•	Caps on Short Term Incentive Payout

•	Short Term Incentive compensation risk review

2017 Compensation Decisions

Base Salary: The base salaries for the CEO and other NEOs were each adjusted approximately 2.5%. The CEO's salary was set at $360,654. The salary rate increases awarded are comparable to other salary changes in the company (page 51).

Short-Term Incentive (“STI”): The Personnel & Compensation Committee for 2017 based STI solely on earnings per share ("EPS"). Diluted EPS increased from $0.79 in 2016 to $0.95 in 2017, resulting in an attainment of 118% for the executive officer group. Payouts of $242,576 to CEO Robert L. Johnson and $263,061 collectively to Curtis R. Kollar, Lee W. Washam and Curti M. Johnson were approved and paid (page 52).

LTI Decisions: No new LTI awards of options or stock were granted to any of the named executives in 2017. The committee believes the grants made in 2013, vesting 20% per year over five years, still serve the intended purpose of executive and shareholder alignment (Page 54).

Audit Summary

Proposal 3. Ratify the appointment of Dixon Hughes Goodman LLP, Independent Registered Public Accounting Firm	The Board recommends a vote FOR this proposal.
Our Board recommends that shareholders vote “FOR” the proposal to ratify the selection of Dixon Hughes Goodman LLP as our independent registered public accounting firm for the fiscal year 2018.

The Audit Committee of the Board of Directors has appointed Dixon Hughes Goodman LLP to be its independent registered public accounting firm for the 2018 fiscal year, subject to ratification by the shareholders.

The Board of Directors is submitting the selection of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm to the shareholders for ratification as a matter of good corporate practice. If the ratification of the appointment of Dixon Hughes Goodman LLP is not approved by a majority of the votes present and entitled to vote at the annual meeting, other independent registered public accounting firms may be considered by the Audit Committee of the Board of Directors. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change is in the best interests of the Company and its shareholders.

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Proxy Statement

Charter Financial Corporation Proxy Statement

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Charter Financial Corporation (the “Company”) to be used at the annual meeting of shareholders of the Company. The Company is the holding company for CharterBank (the “Bank”). The annual meeting will be held at the CharterBank Corporate Center, 1233 O. G. Skinner Drive, West Point, Georgia on Wednesday, February 14, 2018 at 10:00 a.m., Eastern Time. The proxy availability notice statement and the proxy card are being mailed on or about January 5, 2018 to shareholders of record as of December 26, 2017.

We are furnishing proxy materials to our shareholders on the Internet, rather than mailing a paper copy of the materials (including our 2017 annual report) to each shareholder, unless you have requested us to send you a paper copy. We have adopted this procedure pursuant to rules adopted by the Securities and Exchange Commission (SEC). If you received only a Notice Regarding the Availability of Proxy Materials (the Notice) by mail or email, you will not receive a paper or email copy of these proxy materials unless you request one. Instead, the Notice will instruct you as to how you may access and review the proxy materials on the Internet. The Notice will also instruct you as to how you may access your proxy card to vote over the Internet, by phone or by paper ballot. We are continually focused on improving the way we connect with our shareholders, and we believe that providing our proxy materials over the Internet increases the ability of our shareholders to obtain the information they need while reducing the environmental impact of our annual meeting and reducing our printing and mailing expenses. If you received the Notice by mail or email and would like to receive a paper copy of our proxy materials, free of charge, please follow the instructions included in the Notice. If your shares are held by a brokerage firm, dealer or other similar organization, the Notice or proxy materials, as applicable, are being forwarded to you by that organization, and you should follow the instructions for voting as set forth on that organization’s voting instruction card.

Voting and Proxy Procedure

Who Can Vote at the Meeting?

You are entitled to vote your Company common stock if you held shares of Company common stock at the close of business on December 26, 2017, including through the Bank’s 401(k) Plan, or if you are a participant in the Company’s employee stock ownership plan (“ESOP”) who had shares allocated to your account on December 26, 2017. If your shares are held through a broker, bank or similar holder of record, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being made available to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote by filling out a voting instruction form. Your broker, bank or other holder of record may allow you to provide voting instructions by telephone or by the Internet. Please see the voting instruction form provided by your broker, bank or other holder of record that you received.

Current and former employees who participate in the ESOP will receive a vote authorization email for the ESOP that reflects all shares such persons may direct the trustees to vote on their behalf under the plan. The Company's proxy statement and annual report form 10K will be available through the Company's intranet or at www.chfnir.com. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of common stock allocated to his or her account. The ESOP trustee will vote all unallocated shares of the common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions, subject to the ESOP trustee’s fiduciary duties.

As of the close of business on December 26, 2017, there were 15,132,320 shares of Company common stock outstanding. Each share of common stock has one vote.

Attending the Meeting

If you were a shareholder as of the close of business on December 26, 2017, you may attend the meeting. However, if your shares of Company common stock are held in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from a bank or broker is an examples of proof of ownership. If you want to vote your shares of Company common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other holder of record who holds your shares.

Quorum and Vote Required for Proposals

Quorum. A majority of the outstanding shares of common stock entitled to vote is required to be represented at the meeting, in person or by proxy, to constitute a quorum for the transaction of business.

Votes Required for Proposals. At this year’s annual meeting, shareholders will elect two directors to serve for a term of three years. In voting on the election of directors, you may vote in favor of the nominees, withhold votes as to all nominees, or withhold votes as to each nominee. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected.

In voting on the advisory, non-binding proposal to approve the executive compensation described in this proxy statement, you may vote in favor of the advisory proposal, vote against the advisory proposal or abstain from voting. The affirmative vote of a majority of the votes cast is required for the proposal to pass. While this vote is required by law, it will neither be binding on the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on the Board of Directors.

In voting on the ratification of the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To ratify the selection of Dixon Hughes Goodman LLP as our independent registered public accounting firm for fiscal 2018, the affirmative vote of a majority of the votes cast on the proposal is required.

Broker Non-Votes. A broker or other holder of record is permitted to vote shares in the record holder’s discretion regarding routine matters (e.g., the ratification of the independent registered public accounting firm) if the beneficial owner does not provide voting instructions. If you do not provide your broker or other record holder with voting instructions on non-routine matters (e.g. the election of directors), your broker will not be able to vote your shares on such matters. Accordingly, a “broker non-vote” occurs when a broker or other record holder submits a proxy for the meeting with respect to routine matters, but does not vote on non-routine matters because the beneficial owner did not provide voting instructions on these matters.

How Votes Are Counted. If you return or submit valid proxy instructions or attend the meeting in person, we will count your shares for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum.

In counting votes for the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In counting votes on the advisory, non-binding proposal to approve executive compensation, abstentions and broker non-votes will have no effect on the outcome of the vote.

In counting votes on the proposal to ratify the selection of the independent registered public accountants, abstentions will have no effect on the outcome of this vote.

Voting by Proxy

The Company’s Board of Directors is making this proxy statement available to you to request that you allow your shares of Company common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Company common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors.

The Board of Directors recommends that you vote:

•for each of the nominees for director;
•for approval of the advisory, non-binding proposal to approve the executive compensation described in this proxy statement; and
•for ratification of the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting to solicit additional proxies. If the annual meeting is postponed or adjourned for less than 120 days, your Company common stock may be voted by the persons named in the proxy card on the new meeting date, provided you have not revoked your proxy. The Company does not currently know of any other matters to be presented at the meeting.

You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy or attend the meeting and vote your shares in person by ballot. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

Unless otherwise instructed, validly executed proxies will be voted “FOR” this resolution.

CORPORATE GOVERNANCE

Charter Financial CORPORATION PROXY STATEMENT

Dear Stockholder:

The Nominating and Corporate Governance Committee met on several occasions during the last fiscal year. The priority was to better understand the reasons for the low support for last year’s Management Say on Pay and for one of our directors who also serves on the compensation committee. At least one prominent proxy advisory firm recommended shareholders vote “against” the SOP and to “withhold” for the director. The Personnel and Compensation Committee held parallel sessions to develop insight and initiatives as well.

As is noted in the letter from the full Board on page iii, the Nominating and Corporate Governance Committee conducted a thoughtful and proactive shareholder outreach initiative, examined practices at peer companies, consulted with governance experts and made appropriate refinements to governance practices. Notably, the non-executive board members, during an executive session, decided to keep combined the offices of the CEO and Chairman but to add the position of Lead Independent Director.

It is an honor to have been elected to serve as CHFN’s Lead Independent Director. My fellow directors join me in commitment to strong, independent board leadership and to sound, progressive governance practices. At least annually, in executive session of independent board members, we will review the Board leadership structure to evaluate whether the needs of the business call for separation of the offices of the CEO and Chairman.

In addition, the Nominating and Corporate Governance Committee will provide an effective annual board evaluation process and develop a board member nomination strategy that addresses the needs of the Company with respect to board size, diversity of experience and opinion and refreshment.

We commit to be attentive to shareholders and accountable to serving your long-term interests through good governance practices. I invite you to review more of our governance practices, including changes made in 2017, in the section that follows.

Sincerely,

David Strobel Lead Independent Director

Proposal 1 - Election of Directors

Proposal 1. Election of Directors	The Board recommends a vote FOR this proposal.
To elect two directors to serve for a term of 3 years.

The Board of Directors of Charter Financial is presently composed of seven members. Pursuant to Charter Financial’s bylaws, the Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors in each class. The Board has nominated Jane W. Darden and Thomas M. Lane for election to the Board of Directors to serve for three-year terms and until their respective successors are elected and qualified. All nominees for election as director are currently members of the Board of Directors.

It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named below unless other instructions are provided. If any nominee is unable to serve, the persons named in the proxy card will vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

Name	Biography
Jane W. Darden, proposed to be elected to a three year term.	Finance Committee Chairwoman. Board member since 1988.
Thomas M. Lane, proposed to be elected to a three year term.	Personnel & Compensation Committee Chairman. Financial Expert. Board member since 1996.

The Board of Directors recommends a vote “FOR” the election of all nominees

Information regarding the nominees, directors continuing in office and executive officers that are not also directors is provided in this document. Unless otherwise stated, each individual has held his or her current occupation for the last five years. For information regarding the process for selecting nominees, see “How We Evaluate the Board, Identify and Select Board Nominees.”

Directors and Executive Officers

Mr. Johnson has been the President and Chief Executive Officer of Charter Financial since its inception, Chief Executive Officer of CharterBank since 1996 and President of CharterBank from 1996 to 2007. In 2007, Mr. Johnson was elected Chairman of the Board of Directors. Prior to 1996, he served as Financial Analyst, then Senior Vice President and Chief Financial Officer of CharterBank. He began continuous service with CharterBank in 1984. Mr. Johnson has an undergraduate degree from Vanderbilt University and a Master’s Degree in Business Administration with a concentration in Finance from the University of Alabama. He is a graduate of the University of Texas at Austin Graduate School of Community Bank Management. He serves on the Point University Board of Trustees and is Chairman of The Charter Foundation, Inc. Mr. Johnson also is affiliated with the West Point Rotary Club. Mr. Johnson is the brother of Curti M. Johnson, a director of Charter Financial and General Counsel and a Senior Vice President of CharterBank. Mr. Johnson provides the Board of Directors with broad perspective on Charter Financial’s strategies, challenges and opportunities as a result of his long affiliation with CharterBank in a variety of senior management roles.

Robert L. Johnson Chairman & CEO

Mr. Strobel earned his B.S. degree (Summa Cum Laude) in Mechanical Engineering from the University of Notre Dame in 1973, and held Registered Professional Engineer licenses in several states. After working overseas in the petro-chemical industry in South Korea and Saudi Arabia, he started several construction, engineering and commercial enterprises in the southeast beginning in 1978 continuing to the present day. Mr. Strobel served as a member of the Board of Directors of EBA Bancshares and Eagle Bank of Alabama from 1998 until their acquisition by CharterBank in 2003. In February 1999, he was appointed to the position of Chairman of the Board of EBA Bancshares. He joined the Board of Directors of CharterBank and Charter Financial in August 2003. Mr. Strobel’s other affiliations include serving 10 years on the Auburn City Schools Board of Education and membership in several professional societies. Mr. Strobel’s experience in managing the operations and finances of his construction, engineering and commercial businesses provides the Board of Directors with general business acumen, while his real estate and construction knowledge and experience and prior service on the board of another financial institution, provides the Board of Directors with perspective and experience in CharterBank’s lending operations.

David L. Strobel Lead Director

Mr. Cauble is self-employed as a food service consultant and investor. He was the Owner and President of Vend-All Company in LaGrange, Georgia, until its sale in 1996. Previously he was Vice President-Sales in his family’s Coca-Cola Bottling business. He is a graduate of Washington & Lee University, serves as Chairman of Cobb Foundation, and is a member of Young Presidents’ Organization. As a manager and owner of several businesses and as an investor, Mr. Cauble provides the Board of Directors with insight concerning the opportunities and risks associated with lending to commercial companies and small businesses.

David Z. Cauble III Director

Ms. Darden is responsible for overall management, including bookkeeping, for family assets which include investments and timberland. She was formerly employed in the banking field for five years, and has a B.A. in Psychology from Converse College. Ms. Darden serves on various Committees for the First United Methodist Church of West Point, Georgia including Administrative Council. As a manager of a variety of different businesses, and with her experience in banking, Ms. Darden provides the Board of Directors with a number of different perspectives and insights.

Jane W. Darden Director

Mr. Johnson serves as a Senior Vice President and General Counsel of CharterBank. He is a member of both the Georgia and Alabama Bar Associations. Prior to joining CharterBank on a full-time basis on January 3, 2011, Mr. Johnson was a partner in the law firm of Johnson, Caldwell & McCoy in Lanett, Alabama. Mr. Johnson served as a director of Citizens BancGroup, a bank holding company in Valley, Alabama, from 1988 until it was acquired by CharterBank in 1999. He served as Chairman of Citizens BancGroup from 1996 through 1999. He received his B.A. degree from Vanderbilt University and his law degree from the University of Virginia School of Law. Mr. Johnson is President of the Chattahoochee Fuller Center Project, Inc., a non-profit devoted to providing affordable housing to low to moderate income households, and serves on the LaGrange College Board of Trustees. Mr. Johnson is the brother of Robert L. Johnson, our Chairman of the Board and Chief Executive Officer. Mr. Johnson’s legal expertise provides the Board of Directors with insight on legal matters involving CharterBank, and his local contacts with customers and businesses assist CharterBank with business generation and product offerings.

Curti M. Johnson Director Sr. Vice President & General Council

Mr. Lane is VP of Operations of EAMC Lanier Medical Center. Previously he was CFO of Lanier Health Services until it was merged with East Alabama Medical Center in 2014. He was the Senior Vice President and Treasurer of WestPoint Home, Inc. and its predecessors from March 2000 until March 2007. He previously served as its Treasurer from 1997 to 1999. Prior to that time, he served as Controller of Budgets and Analysis for WestPoint Pepperell, one of the predecessors of West Point Home, Inc. He had been continuously employed in various financial and accounting positions with WestPoint Home and its predecessor companies since June 1976. Mr. Lane received his B.S. in Business Administration from Auburn University in 1976. Mr. Lane’s diverse senior management experiences in financial and accounting roles for several large enterprises provide the Board of Directors with perspective on CharterBank’s financial and accounting practices and procedures, financial reporting, as well as Charter Financial’s relationship with its internal and external accounting firms. In addition, Mr. Lane has been designated as an audit committee financial expert by the Board of Directors.

Thomas M. Lane Director

Mr. Smith is co-owner and Executive Vice-President of Hutchinson Traylor, an insurance and financial services firm. He has his resident and surplus lines licenses in Life & Health and Property & Casualty insurance, and has also earned his Series 6, 63 & 65 Securities Licenses and obtained the Certified Insurance Counselor (CIC) designation. Prior to joining Hutchinson Traylor, Mr. Smith served several years in the Financial Services Division of Accenture, LLP. Mr. Smith attended Wake Forest University where he graduated Magna Cum Laude from the Wayne Calloway School of Business and Accountancy. Mr. Smith actively participates in several community service organizations. He is a member of the Executive Committee and chairs the Development Committee as part of his service on the Board of Trustees of LaGrange College. He also serves as Past President of the College’s Leadership Council. He is the Chairman of the Downtown LaGrange Development Authority and Past President of the Board of Directors for both the LaGrange Rotary Club and the local Boys & Girls Club of West Georgia. Mr. Smith’s extensive and diverse experience in insurance, risk management, retirement planning and financial services, including employee benefits, as well as his active role in the community served by CharterBank, provide the Board with valuable insight in these areas. .

Edward D. Smith Director

Executive Officers Who are Not Directors

Mr. Kollar has been the Vice President and Treasurer of CharterBank since 1991. He was named Chief Financial Officer of Charter Financial and of CharterBank in 2001. In 2004 Mr. Kollar was promoted to Senior Vice President of the Company and CharterBank. He has an undergraduate degree from Ohio Wesleyan University and an M.S. in Accounting from Syracuse University. He is a graduate of the Graduate School of Community Bank Management and is a Certified Public Accountant (CPA) and Certified Management Accountant (CMA). Mr. Kollar has 32 years experience in the banking field. Mr. Kollar serves as treasurer of West Point First United Methodist Church and he is a past President and member of the Board of Directors of the Chattahoochee Valley Hospital Society and a past President of the West Point Rotary Club.

Curtis R. Kollar Sr. Vice President & CFO

Mr. Washam has been President of CharterBank since January of 2007 and the president of Charter Financial Corporation since 2017. Before that, he served as Executive Vice President for six years and has over 34 years of banking experience. He received his B.S. in Business Administration from LaGrange College in 1983 and is a 1995 graduate of The Graduate School of Banking at Louisiana State University. Mr. Washam’s current affiliations include: LaGrange Lions Club, Leadership Troup, The Georgia Community Bankers Association, Board Member & Treasurer of Highland County Club and Board Member Biblical Learning Center, and the finance committee of The First Baptist Church of LaGrange.

Lee W. Washam President

Board and Committee Governance

The Company periodically reviews its corporate governance policies and procedures to ensure that the Company reports results with accuracy and transparency and maintains full compliance with the laws, rules and regulations that govern the Company’s operations. As part of this periodic corporate governance review, the Board of Directors evaluates and adopts corporate governance policies and practices that are best for the Company.

Overview and Regulation as a Financial Institution

Charter Financial Corporation, a bank holding company regulated by the Federal Reserve, owns CharterBank, a federal savings association regulated by the Office of the Comptroller of the Currency. The same individuals comprise the board of directors for each. Both boards meet monthly. In addition to regular board meetings the Directors discharge their responsibilities at special meetings, committee meetings and through other communications with management. The Board is committed to governance structures and practices that help Charter Financial compete more effectively, sustain its success, and build long-term stockholder value.

Publicly Available Documents

The following corporate governance documents are available within the Investor Relations section of our website at www.CHFNir.com:

•	Corporate Governance Guidelines;

•	Code of Ethics and Business Conduct;

•	Personnel and Compensation Committee Charter;

•	Audit Committee Charter;

•	Nominating and Corporate Governance Committee Charter;

•	Stock Ownership Guidelines;

•	Board Diversity Policy; and

•	Lead Director Charter.

What We Do
Maintain an Independent Board	Of the Board’s current 7 Directors, 5 are independent, including the Lead Independent Director.
Recruit the Best Directors	Our Board reflects a range of talents, ages, skills, backgrounds, diversity and expertise.
Strive for Board Diversity	For the entirety of its 63 year existence the Board has maintained at least one female director and this year established a goal of 30%.
Expect Director Attendance at Meetings
Our Director attendance for Charter Financial Board and Committee meetings averaged over 95% percent in fiscal year 2017, and each Director attended at least seventy-five percent of Board and Committee meetings on which the Director served.

Maintain Independent Committees
The Board has three independent standing Committees to assist it in carrying out its work: an Audit Committee, a Personnel and Compensation Committee, and a Nominating and Corporate Governance Committee. Each Committee operates under a written charter approved by the Board and annually reviewed by each Committee and the Nominating and Corporate Governance Committee. Additionally, the subsidiary bank board has two standing committees that are independent: the Loan Committee and the Finance Committee.

Conduct Board Self-Evaluations	The Board and Committees conduct annual self-evaluations.
Keep Directors Informed
Our Directors and Committees are routinely provided with articles and reports to stay well informed of trends and best practices with respect to corporate governance, risk management, compensation, audit, regulatory matters and other topics.

Conduct CEO Evaluation	The Board conducts an annual evaluation of the CEO.
Review Management and Succession Planning	The Board reviews management talent and succession at least annually.
Promote Cross-Committee Membership	Most Directors serve on multiple Committees to better facilitate the flow of information among the Committees.
Administer a Code of Conduct	Our comprehensive Code of Ethics and Business Conduct is applicable to all Directors, executive officers, and associates.
Board Communicates with Regulators	The Board understands the importance of maintaining regular, open, and transparent communications with our regulators.
Keep Stockholder Voting Rights Consistent with Ownership	All common stockholders are entitled to one vote per share of common stock. Holders of preferred stock are not entitled to vote at the meeting.
Engage with our Stockholders	In fiscal year 2017 the Board committed itself and management to create an enhanced shareholder engagement process.
What We Don’t Do
Hedging of Charter Financial Securities	Corporate Governance Guidelines prohibit Directors, executive officers and associates from hedging securities.
Short-Sales of Charter Financial Securities	Corporate Governance Guidelines prohibit short sales of Charter Financial securities by Directors, executive officers and associates.
Pledging of Charter Financial’s Securities	Corporate Governance Guidelines restrict pledging of Charter Financial equity securities by Directors and executive officers.
Selective Disclosure of Information
We have a Fair Disclosure Policy applicable to All Directors, executive officers and associates to ensure timely, transparent, consistent and accurate financial and other information is provided to the investing community on a non-selective basis, and compliance is monitored by a standing management committee.

“Poison Pill”	There is no “poison pill”.
Related Person Transactions	There are no transactions with CharterBank where the amount exceeds $120,000 and in which our Directors of executive officers or their related persons have a direct or indirect material interest.

Role of the Board - Oversight of Strategy and Risk (Key Board Responsibilities)

The Board oversees and provides policy guidance on the Company’s business and affairs. It monitors overall corporate performance, regulatory compliance, the integrity of our financial controls, and the effectiveness of its legal compliance and enterprise risk management programs. The Board oversees management and plans for the succession of key executives and the strategic and business planning process. Planning is a year-round process, culminating in Board reviews of the company’s strategic and operating plans, capital and operating budgets and key performance goals that are tied to compensation plan targets.

Duties of Chairman/CEO and Lead Director

Chairman of the Board	CEO	Lead Director
Presides over meetings of the Board.	Consults and advises the Board and its committees on the business and affairs of the Company.	Presides at all meetings of the Board at which the Chairman of the Board is not present, including all meetings of independent Directors and non-employee Directors.
Presides over meetings of share owners.	Performs such other duties as may be assigned by the Board.	Chairs the Nominating and Corporate Governance Committee.
	In general charge of the affairs of the Company, subject to the overall direction and supervision of the Board and its committees and subject to such powers as reserved by the Board.	Serves as a liaison between the independent Directors and the Chairman of the Board on sensitive issues and otherwise when appropriate.
Has the authority to add agenda items to regular meetings and to call meetings of independent directors
Leads the Board’s annual evaluation of the Chairman of the Board and Chief Executive Officer.

Under our By-Laws, the positions of Chairman of the Board and Chief Executive Officer are separate positions that may be occupied by the same person. Our independent Directors select the Chairman of the Board annually. Thus, the Board has great flexibility to choose its optimal leadership structure depending upon Charter Financial Corp.’s particular needs and circumstances and to organize its functions and conduct its business in the most effective manner. Our Corporate Governance Guidelines provide that in the event the Board elects as its Chairman a director who is not independent, the Board shall also designate a lead director who is independent.

At the present time, the Board believes that the Company is best served in having a combined CEO and Chairman position, counterbalanced by an independent, strong and effective Lead Independent Director and independent, adept Committee Chairs. The Board has determined that the Company benefits from having its CEO, who is intimately involved with and responsible for managing the Company’s operations, strategy, and regulatory compliance chair regular meetings of the Board and represent the Company to its stockholders, customers, associates, regulators, and the public. The Board believes that having Mr. Johnson serve as Chairman fosters an important unity of leadership between the Board and management that is subject to effective oversight by the independent Lead Director and the other independent Directors.

The Board has selected David Strobel as the Lead Director. His duties as Lead Director are summarized on the previous page and are described in the charter for Lead Director which can be found on our website at www.CHFNir.com.

Any stockholder can communicate with the Lead Director or any of the other Directors in the manner described in the “Communicating With the Board” section of this Proxy Statement.

Board’s Role in Risk Oversight

As stated in Charter Financial Corporation’s Corporate Governance Guidelines, the Board, as a whole and at the committee level, has oversight responsibility for risks that could affect the corporate strategy, business objectives, compliance, operations, and the financial condition and performance of the Company.

In addition, oversight of risk is allocated to all other committees of the Board who meet regularly and report back to the Board. The Audit Committee oversees risks related to financial reporting, internal controls over financial reporting, the investments portfolio, legal matters, tax matters, credit matters and reputational risks relating to these areas. The Personnel and Compensation Committee oversees risks related to compensation, executive and director compensation, executive succession planning, talent retention and reputational risks relating to these areas. The Nominating and Corporate Governance Committee oversees corporate governance-related risks, such as board succession planning, corporate governance policies, related party transactions, and reputational risks relating to these areas.

The Board of Directors of Charter Financial also monitors risk through the use of bank level board meetings and committees, including the Loan Committee and the Finance Committee. The bank’s Chief Risk Officer maintains the company’s Enterprise Risk Management Program which provides a broad assessment of the bank’s risk exposures which is reported through the Finance Committee of the bank.

Meetings of the Board of Directors

Charter Financial Corporation and its subsidiary, CharterBank, conduct business through meetings of their respective Boards of Directors and through activities of their committees. The boards for both companies have regularly scheduled monthly meetings plus special called meetings and committee meetings. In fiscal year 2017:

•	Charter Financial Corporation’s Board of Directors met 17 times (not including committee meetings);

•	Its Independent Directors met 1 time without management present;

•	Charter Financial Corporation's directors held 13 committee meetings;

•	The Board of Directors of CharterBank had 12 meetings; and

•	CharterBank’s directors held 17 committee meetings

Attendance at board meetings of Charter Financial was 95% and no director attended fewer than 75% of the total meetings of the Board of Directors and the Board committees on which such directors served.

Succession Planning and Leadership Development

Succession planning and leadership development are top priorities for the Board and management. Annually, the nonemployee Directors review candidates for all senior management positions to ensure that qualified candidates are available for all positions and that development plans are being utilized to strengthen the skills and qualifications of candidates.

To assist the non-employee Directors, the CEO periodically provides them with an assessment of senior executives and their potential to succeed to the position of CEO, as well as perspectives on potential candidates for other senior management positions.

Director Attendance at the Annual Meeting

The Board of Directors encourages each director to attend annual meetings of shareholders. All of our directors attended the annual meeting of shareholders in 2017 and we anticipate that all directors will attend the 2018 annual meeting.

Board Committees

The Board currently has standing committees on (i) Audit, (ii) Nominating and Corporate Governance Committee, and (iii) Personnel and Compensation. Each of these committees operates under a written charter outlining its duties and responsibilities which can be found at www.CHFNir.com. All of the Committees are comprised solely of Independent Directors, in accordance with applicable rules of NASDAQ and the Securities and Exchange Commission and as determined by the Board.

Audit Committee

Charter Financial Corporation’s Audit Committee met six times during fiscal year 2017. The Audit Committee Report is found on page 73 of this Proxy Statement. The Audit Committee is comprised of all of the Independent Directors. The Board of Directors has designated Thomas M. Lane as an audit committee financial expert under the rules of the Securities and Exchange Commission.

The Primary purpose of the Audit Committee is assisting the Board in oversight of:

•	the integrity of the Company's financial statements;

•	the Company's compliance with legal and regulatory requirements, including Bank Secrecy Act;

•	the independent registered public accountant’s qualifications and independence;

•	the performance of the Company's independent registered public accountant;

•	the performance of the Company's internal audit function; and

•	the Company's financial systems including disclosure controls and internal controls regarding finance, accounting, and legal compliance.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee held three meetings in fiscal year 2017. The primary functions of the Nominating and Corporate Governance Committee include:

•	Identifying qualified individuals to become Board members;

•
Recommending to the Board the director nominees for each annual meeting of shareholders (the Nominating and Corporate Governance Committee defers the nominations to a sub-committee comprised solely of independent directors who are not up for election at the annual meeting);

•	Recommending to the Board director nominees to be elected by the Board to fill interim director vacancies;

•	Overseeing the annual review and evaluation of the performance of the Board and its committees; and

•	Developing and recommending to the Board matters relating to our corporate governance.

Personnel and Compensation Committee

The Personnel and Compensation Committee held four meetings in fiscal year 2017. Its report is on page 59 of this Proxy Statement. The primary functions of the Personnel and Compensation Committee include:

•	Approving and overseeing executive compensation program;

•
Reviewing and approving annual corporate goals and objectives for the Chief Executive Officer’s compensation, evaluating the CEO’s performance in light of those goals and objectives, and determining the CEO’s compensation level based on such evaluation;

•	Approving non-CEO executive officer compensation, including base salary amounts and short-term and long-term compensation;

•	Overseeing all compensation and benefit programs in which employees and officers are eligible to participate;

•
Reviewing the incentive compensation arrangements to confirm that incentive pay does not encourage unnecessary risk taking and to review and discuss, at least annually, the relationship between risk management and incentive compensation;

•	Developing and recommending to the Board compensation for non-employee directors; and

•	Monitoring and reviewing the talent management and succession planning processes for the CEO and other key executives.

Information regarding the Personnel and Compensation Committee’s processes and procedures for considering and determining executive officer compensation is provided in the “How We Make Compensation Decisions" (Page 49)” section of this Proxy Statement. Except to the extent prohibited by law or regulation, the Personnel and Compensation Committee may delegate matters within its power and responsibility to individuals or subcommittees when it deems appropriate. The Personnel and

Compensation Committee has the authority to utilize outside compensation consultants, with approval to hire or fire at the committee’s discretion.

How We Evaluate the Board, Identify and Select Board Nominees

Board Member Self Evaluation

The Board and its committees performed a rigorous self-evaluation. As required by our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee oversees this process. The performance evaluations solicit anonymous input from Directors regarding the performance and effectiveness of the Board, the Board Committees, and management as it relates to Board activities and provide an opportunity for Directors to identify improvements. The Nominating and Corporate Governance Committee reviews the results and feedback from the evaluation process and makes recommendations for improvements as appropriate.

Skills

The Nominating and Corporate Governance Committee is responsible for reviewing with the Board the appropriate qualities, skills and characteristics desired of nominees for Board. The Board as a whole should collectively possess a broad range of skills, expertise, industry and other knowledge, and business and other experience useful to the effective oversight of Charter Financial’s business.

Charter Financial’s primary asset is the stock it owns in CharterBank, its subsidiary bank. Traditionally, both companies are governed by the same board members. Bank regulators place significant expectations on bank boards. These usually take the form of laws, regulations, or guidances, and they generally reflect interest in safe and sound financial institutions. Where the nominee is expected to serve on board of both Charter Financial and CharterBank, the nominee should also meet the qualifications for service on a bank board.

Nominating and Corporate Governance Committee looks for nominees with the requisite skills for serving on the board of a publicly owned company. Director selection should must include a significant majority of independent directors (as the term “independent” is defined in SEC and NASDAQ rules); and each Director should:

•	be an individual of the highest integrity and have an inquiring mind, a willingness to exercise independent judgment and ask hard questions of management and have the ability to work well with others;

•
be willing to accept fiduciary duties and obligations and be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;

•	be willing and able to devote sufficient time to the affairs of Charter Financial and be diligent in fulfilling the responsibilities of a director and Board committee member; and

•	have the capacity and desire to represent the best interests of the shareholders as a whole.

•	In addition to the items above, the nominees must also meet the criteria set forth by the Office of the Comptroller of the Currency ("OCC"):

•	Have basic knowledge of the banking industry, financial regulatory system, and laws and regulations that govern the bank’s operation.

•	Have background, knowledge, and experience in business or another discipline to facilitate bank oversight; and

•	Have knowledge of the communities that the subsidiary bank serves.

Diversity

The Company has been committed to diversity on its board since CharterBank’s inception as a mutual savings and loan association in 1954 when Ms. Faye Gay was elected to the Company's first Board of Directors. From our beginnings we have believed board diversity provided value and benefited growth and at least one woman has served continuously on our Board of Directors.

While diversity has always been a touchstone for our Board, in 2017 we formally adopted a policy that commits us to this long standing value. Our Board Gender Diversity Policy states the goal of realizing a balance of men and women on the board of directors with each gender comprising approximately one-third or more of the independent directors. Further, our Corporate Governance Guidelines direct the Nominating and Corporate Governance Committee to “actively seek a diverse pool of candidates, including women and minorities, as well as candidates with diverse knowledge of the financial industry, risk management and internal controls.” The Guidelines and Policy are found in the “Corporate Overview-Governance Documents” section or through CharterBank's website, www.CHFNir.com.

Size, Age, Tenure, Diversity of Experience

The Nominating and Corporate Governance ("NCG") Committee, as is its custom, reviewed the size of the Board which now stands at seven. The NCG Committee did not perceive a need to increase the size of the board during the current year. The Committee stated its willingness to increase the board size in the future to meet its goals of (a) collectively possessing a broad range of skills, expertise, industry and other knowledge, and business and other experience useful to the effective oversight of Charter Financial’s business; and (b) meeting its diversity goals set out above.

The average age of the Board is 61 years with ages ranging from 44 to 67. Average tenure for independent directors is 18 years with tenure ranging from a low of six years to a high of 29 years. In reviewing other similar institutions (e.g., publicly traded thrifts that had converted from mutual to stock form), the Board learned that while its average age was in the lower 1/3 its average tenure was in the higher 1/3. The Board also learned that tenure averages were skewed lower by institutions adding board members from acquired institutions. Only one of Charter Financial’s board members came from an acquired institution.

The Board understands the interest of many shareholders in board refreshment. The Board must balance this against the need for a broad range of experience on the board, an understanding of the regulatory framework in which Charter Financial and CharterBank operate, and a knowledge of the communities that it serves. Further, new directors must be able to devote sufficient time and resources to fulfill their duties.

Each of the independent board members possess backgrounds in different industries, including food service, agricultural, health care, insurance, and commercial construction. Two of the board members have served as chairman of bank holding companies for other institutions, including our Lead Director, David Strobel.

Director Independence and Related Person Transactions

Director Independence

Pursuant to our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee annually reviews each director’s status as an independent director and the Board determines whether each director is “independent” under the applicable provisions of the Exchange Act, the applicable rules of the NASDAQ, and our Corporate Governance Guidelines. The Board has determined that each nonemployee Director who served in 2017 and each current nonemployee Director and nonemployee Director Nominee is independent in accordance with the rules set out above. A copy of our Corporate Governance Guidelines can be found in the “Corporate Overview-Governance Documents” section or through CharterBank's website, www.CHFNir.com.

Related Person Transactions

Policies and Procedures for Approval of Related Person Transactions. Pursuant to Charter Financial’s Procedures for Approval of Related Person Transactions, the Audit Committee periodically reviews, no less frequently than twice a year, a summary of transactions in excess of $50,000 with our directors, executive officers and their family members, for the purpose of determining whether the transactions are within our policies and should be ratified and approved. Additionally, pursuant to our Code of Ethics and Business Conduct, all of our executive officers and directors must disclose any existing or emerging conflicts of interest to our Chairman of the Board. Such potential conflicts of interest include, but are not limited to, the following: (i) our conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest and (ii) the ownership of more than 1% of the outstanding securities or 5% of total assets of any business entity that does business with or is in competition with us.

During the fiscal year ended September 30, neither Charter Financial nor CharterBank participated in any transactions, or proposed transactions, in which the amount involved exceeded $120,000 and in which any related person had a direct or indirect material interest, except where such person was acting as a customer of CharterBank.

Loans and Extension of Credit

CharterBank offers loans to its directors, officers and employees as well as members of their immediate families and others who are considered “related persons” under Item 404 of Regulation S-K of the SEC. Any loans by CharterBank to related persons were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to CharterBank. These loans did not involve more than the normal risk of collectability or present other unfavorable features. These loans were performing according to their original terms at September 30, 2017. None of CharterBank’s loans to any of its directors, executive officers, any of their immediate family members or to any related persons were non-accrual, past due, restructured or deemed potential problem loans at September 30, 2017.

Additional Governance Matters

Shareholder Outreach

Since our mutual-to-stock conversion in 2013, shareholder engagement energies have focused on company performance and strategic matters. The primary means of shareholder engagement have been investor conferences and phone calls to management from investors. Corporate governance and executive compensation issues did not arise as significant interests in those discussions. The drop in support at our 2017 Annual Meeting for Say-on-Pay (52%) and our director who serves on the compensation committee (57% “for”) highlighted the inadequate depth of our shareholder outreach.

In response we initiated a proactive shareholder outreach program to understand the decline in shareholder ballot support. We spoke to some shareholders who, we believe, may not have voted in favor of Say on Pay. Concerns were on perceived misalignment of pay and performance; change in control provisions that could allow an executive to keep his job and receive change in control payments; and the absence of a clawback policy. We also learned that our proxy didn’t explain how compensation strategy aligns with business strategy and shareholder value and that more clarity was needed to explain our compensation practices.

The P&C Committee responded to the concerns about change-in-control payments to provide our change in control contracts require both a change in control and a loss of position, base pay, or require relocation. We amended Curti M. Johnson's Employment Agreement to clarify that it was a "double trigger" contract.

The Board has historically followed an executive pay strategy targeting lower base and higher incentive pay relative to our peers to create a stronger correlation between performance and pay. The Personnel and Compensation Committee decided to bring more formality to this approach allowing better communication of this philosophy with our shareholders. Further, the board directed management to initiate a thorough review of our proxy and how we address executive compensation.

Peer review revealed that while our practices were generally in line with peers, we did not have governance policies to codify our practices. Accordingly, the board adopted the following policies:

•	Clawback policy;

•	Gender Diversity Policy for the Board;

•	Stock Ownership Guidelines, including Hedging and Pledging of Stock;

•	Corporate Governance Guidelines; and,

•	Created the position of Lead Director and a charter for the same.

Going forward the Board intends to more formally engage shareholders in discussions of governance matters.

Code of Ethics and Business Conduct

The Company has adopted a Code of Ethics and Business Conduct that is designed to promote the highest standards of ethical conduct by the Company’s directors, executive officers and employees. The Code of Ethics and Business Conduct requires that the Company’s directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest. Under the terms of the Code of Ethics and Business Conduct, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics and Business Conduct. A copy of the Code of Ethics and Business Conduct can be found at www.chfnir.com in the “Corporate Overview-Governance Documents” section or through CharterBank's website, www.charterbank.net.

As a mechanism to encourage compliance with the Code of Ethics and Business Conduct, the Company has established procedures to receive retain and treat complaints regarding accounting, internal accounting controls and auditing matters. These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner. The Code of Ethics and Business Conduct also prohibits the Company from retaliating against any director, executive officer or employee who reports actual or apparent violations of the Code of Ethics and Business Conduct.

In addition, we have adopted a Code of Ethics for Senior Officers that is applicable to our senior financial officers, including our principal executive officer, principal financial officer, principal accounting officer and all officers performing similar functions. A copy of the Code of Ethics for Senior Officers can be found at www.chfnir.com in the “Corporate Overview-Governance Documents” section or through CharterBank's website, www.charterbank.net.

Anti-Hedging, Anti-Pledging and Executive Stock Ownership

In 2017 the Board of Directors adopted Stock Ownership Guidelines requiring that the Chief Executive Officer own stock of at least six times his base salary while other Named Executive Officers and Directors are required to own an amount equal three times their base salary or annual retainers, as the case may be. As of September 30, 2017, all executives and directors met their ownership goals.

Hedging of Company stock in any amount by Named Executive Officers and Directors is prohibited. The board considered an outright ban on pledging of stock, but took into consideration that there are significant stock options that are expiring in the near future, starting in 2018. Recognizing the benefit of stock ownership by directors and executive officers, the Board decided to take a more measured approach allowing pledging under the following conditions: (1) pledged stock will not count towards the Company’s stock ownership requirements; (2) no director or officer shall pledge shares with value in excess of $1 million, as valued at the time of pledge; and (3) the notice requirements set out in the Stock Ownership Guidelines must be met. The board also determined that it would monitor any pledging of stock in the future to determine any appropriate changes to the policy.

Governance Guidelines

In response to our shareholder outreach the Board has adopted Corporate Governance Guidelines to provide a transparent framework for the effective governance of Charter Financial. The Corporate Governance Guidelines are reviewed regularly and updated as appropriate. The full text of the Corporate Governance Guidelines can be found on our website at www.CHFNir.com. They address, among other topics:

•	Director independence;

•	Board leadership including role and selection of Independent Lead Director;

•	Board membership criteria, board size, election of board members, vacancies, term limits, selection of board members;

•	Occupations and Memberships on Other Boards;

•	Director compensation;

•	Attendance at Annual Meeting;

•	Annual Performance Evaluation;

•	Access to Employees and Independent Advisors;

•	Executive Sessions of Independent Director;

•	Board Committees;

•	Risk Oversight;

•	Evaluation and Compensation of Officers;

•	Succession planning;

•	Board Interaction with Institutional Investors, Press, Customers, Etc.; and

•	Transactions with Directors.

Short-Term Incentive Plan Risk Review

The Board implemented an annual risk review of the short-term incentive plan that is used to motivate executives to achieve short-term goals that align with shareholder value. The purpose for the Company’s risk review is to help the Board of Directors with their assessment of the effectiveness of the design and operation of the Company's incentive compensation system in providing an appropriate balance of risk and reward. The risk review was conducted by our Chief Risk Officer and presented to the Personnel and Compensation Committee. The review found no material unmitigated risks.

Communicate with the Board

The Company encourages shareholder communications to the Board of Directors and/or individual directors. All communications from shareholders should be addressed to Charter Financial Corporation, 1233 O. G. Skinner Drive, West Point, Georgia 31833. Communications to the Board of Directors should be in the care of William C. Gladden, Corporate Secretary. Communications to the Lead Director or individual directors should be sent to such director at the Company’s address. Shareholders who wish to communicate with a committee of the Board of Directors should send their communications to the care of the Chairperson of the particular committee, with a copy to the Chairperson of the Nominating & Corporate Governance Committee. It is in the discretion of the Nominating & Corporate Governance Committee whether any communication sent to the full Board of Directors should be brought before the full Board.

Stock Ownership

The following table provides information as of December 26, 2017, with respect to persons known by the Company to be the beneficial owners of more than 5% or 756,616 shares, of the Company’s outstanding common stock. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investing power. Percentages are based on 15,132,320 shares of Company common stock outstanding as of December 26, 2017.

Name and Address	Number of Shares Owned (1)	Percent of Common Stock Outstanding

CharterBank ESOP	1,067,677	7.1%
1233 O. G. Skinner Dr., West Point, GA 31833
Renaissance Technologies LLC	1,032,059	6.8%
800 Third Avenue New York, NY 10022
Private Capital Management	852,957	5.6%
8889 Pelican Bay Blvd., Suite 500 Naples, FL 34108
__________________________________
(1) Based on information contained in a Schedule 13-F filed with the Securities and Exchange Commission as of September 30, 2017.

The following table provides information as of December 26, 2017 about the shares of the Company common stock that may be considered to be beneficially owned by each director and named executive officer listed in the Summary Compensation Table in the Executive Compensation section of this proxy statement, and all directors and executive officers of the Company as a group. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power or has the right to acquire beneficial ownership at any time within 60 days of December 26, 2017. Unless otherwise indicated, none of the shares listed are pledged as security, and each of the named individuals has sole voting power and sole investment power with respect to the number of shares shown. Percentages are based on 15,132,320 shares of Company common stock outstanding as of December 26, 2017.

Charter Financial beneficial Ownership of NEOs and Directors

Name of Beneficial Owner	Total Shares Beneficially Owned	Percent of All Common Stock Outstanding

Directors and Nominees:
Robert L. Johnson	641,997	4.0%
David Z. Cauble, III	100,846	*
Jane W. Darden	112,242	*
Curti M. Johnson	241,985	1.5%
Thomas M. Lane	105,604
Edward D. Smith	51,613	*
David L. Strobel	68,522	*
Named Executive Officers Other Than Directors:
Curtis R. Kollar	310,754	1.9%
Lee W. Washam	325,666	2.0%

All directors, nominees and executive officers as a group (9 persons)	1,959,229	12.1%
__________________________________
* Less than 1%.

	IRA	ESOP	401(k)	Options (*)	Other Indirect

Robert L. Johnson	28,156	19,848	9,808	358,823	14,370	(1)
David Z. Cauble, III	—	—	—	54,245	—
Jane W. Darden	—	—	—	54,245	12,875	(2)
Curti M. Johnson	—	4,262	—	161,078	1,746	(3)
Thomas M. Lane	—	—	—	51,432	4,488	(4)
Edward D. Smith	—	—	8,747	25,719	—
David L. Strobel	—	—	—	41,930	1,000	(5)
Curtis R. Kollar	12,806	17,405	35,309	161,682	14,508	(6)
Lee W. Washam	35,757	19,105	1,482	151,725	—

(*) Indicates shares that can be acquired pursuant to stock options exercisable within 60 days of December 26, 2017

(1)	Includes 3,117 shares in spouse's IRA and 11,253 shares for which Mr. Johnson is Trustee.

(2)	Includes 6,235 shares owned by Ms. Darden's spouse and 6,640 shares for which Ms Darden is trustee.

(3)	Includes 1,247 shares for which Mr. C. Johnson is custodian and, 809 shares held in his spouse's IRA.

(4)	Includes 4,488 shares held in Mr. Lane’s wife’s retirement account.

(5)	Includes 1,000 shares held by Mr. Strobel’s wife.

(6)	Includes 12,471 shares held by his spouse’s living trust and 2,037 shares held in his spouse’s Individual Retirement Account.

Dear Stockholder:

After last year’s decline in support for our Say-on-Pay advisory vote we took a hard look at our compensation programs, our employment contracts and our communications with shareholders. We reached out to shareholders and researched the proxy advisory firms’ recommendations to better understand shareholder perspectives.

An important lesson we learned is that our communications with shareholders did not meet the standard we have set for ourselves. We apologize and promise to do better. In our discussions with shareholders we found two points of emphasis:

•	Executive pay should align with performance; and

•	Change in control payments should only be paid to executives who lose their jobs if the company is sold.

Our research made us aware of a perception that pay and performance were misaligned. We believe this perception arose from our mutual-to-stock conversion in 2013 and the customary follow-on stock grants to our executives that caused a substantial bump in reported executive pay for that year. While these 2013 grants (Fiscal year 2014) vest over five years, the total grant value was reported in a single year and included in three year average pay in some proxy research reports provided to our shareholders. When the one-time grant to our CEO drops from his three year average pay this year his pay should roll into alignment with peers.

The 2013 grants were reasonable and customary in comparison to equity grants made by other similar recently converted thrifts and were supported by the extensive historical market data over a number of years.

From a performance perspective, as of the end of Fiscal Year 2017, share price appreciation and dividends have produced a total shareholder return of 103% since our mutual-to-stock conversion. The stock conversion created a tempoary overabundance of capital that greatly contributed to low performance measured by the ratio of earnings and equity (Return on Equity). The opportunities we took to put excess capital to work created uneven performance results but ultimately resulted in our growth and improved our markets as we grew asset size, deposits, revenue and earnings.

We also reviewed the contracts of our named executives. We learned there was some ambiguity about triggers for change in control payments. We clarified for all contracts that change in control payments require a double trigger event and corrected a potential “walkaway” provision that was embedded in one contract. We also reviewed the change in control provisions in our CEO’s contract and decided to address the basis of the payment calculation when the contract expires in 2020.

Finally, we formally adopted a claw-back policy, stock ownership guidelines, anti-hedging and anti-pledging policies for executives and Board members. We added clarity to the Compensation, Discussion and Analysis section of the proxy.

We are committed to an executive compensation program that works in the best interests of our shareholders, is in alignment with our peers and that rewards performance of our people.

Sincerely,

Tommy Lane Chairman P&C Committee

Proposal 2 - Advisory Vote On Executive Compensation

Proposal 2. Advisory Vote to Approve Executive Compensation	The Board recommends a vote FOR this proposal.
The shareholders of Charter Financial Corporation are being asked to approve, on an advisory basis, the compensation of Charter Financial Corporation’s named executive officers described in the Executive Compensation section of this Proxy Statement.

The compensation of our principal executive officer, principal financial officer and our two other executive officers (“named executive officers”) is described under the heading “Executive Compensation.” Shareholders are urged to read the Executive Compensation section of this proxy statement, which discusses our compensation policies and procedures with respect to our named executive officers.

In accordance with Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”), shareholders will be asked at the annual meeting to provide their support with respect to the compensation of our named executive officers by voting on the following advisory, non-binding resolution:

RESOLVED, that the shareholders of Charter Financial Corporation approve, on an advisory basis, the compensation of Charter Financial Corporation’s named executive officers described in the Executive Compensation section of Charter Financial Corporation’s Proxy Statement.

This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Board of Directors. Although non-binding, the Board of Directors and the Personnel and Compensation Committee value constructive dialogue on executive compensation and other important governance topics with our shareholders and encourages all shareholders to vote their shares on this matter. The Board of Directors and the Personnel & Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs.

The Board of Directors unanimously recommends that you vote “FOR” the resolution set forth in Proposal Two.

Compensation Discussion and Analysis

Introduction

This section provides an overview and analysis of our compensation programs and policies for our executive officers and the material decisions we made with respect to such officers for the fiscal year ended September 30, 2017. This information should be read in conjunction with the Personnel and Compensation Committee letter, introduction, compensation tables, related narratives, and notes contained in this Proxy Statement. This discussion focuses on the compensation awards to, earned by, and paid to the following individuals, who are referred to as the “named executive officers” throughout this proxy statement:

•	Robert L. Johnson, Chairman and Chief Executive Officer

•	Lee W. Washam, President

•	Curtis R. Kollar, Senior Vice President and Chief Financial Officer

•	Curti M. Johnson, Senior Vice President and General Counsel

Our compensation program has evolved following our conversion from a mutual ownership structure to a more mature publicly traded institution. We continue to work on our programs and practices, ensuring a balance between motivating our executives and enhancing shareholder value. The Compensation Discussion & Analysis presents an overview of our philosophies and practices.

Compensation Oversight and Key Practices

The Board of Directors has delegated responsibility to the Personnel and Compensation Committee (“P&C Committee”) to design and administer a mix of executive pay that aligns executive pay with the Company’s plan to create shareholder value. In addition, the overall pay program should be fair to both the Company and the executives and avoid encouragement of excessive risk-taking. The P&C Committee balances the risks of potential executive overpayment against the potential to demotivate or not retain or attract executive talent. The following table illustrates the key goals and how they are implemented by the P&C Committee.

Goal	Strategy	Practices
Aligned with shareholder value strategy
A very significant portion of executive pay should be based on our performance and tied to shareholder value creation.
Pay should reward both long- and short-term achievements that create sustainable shareholder value.
Executive stock ownership is encouraged but awards should not excessively dilute shareholder ownership.

STI plan performance measure (EPS) is linked to shareholder value creation.
 LTI plans align executive interests with shareholders (last LTI stock awards were granted in 2013consistent with bank regulations related to thrift conversions). Award vest over five years.

Appropriate, Reasonable & Fair
Target executive pay is designed to be in line with peers/market practice.
Actual pay is designed to vary based on performance; executives will only receive above market pay when performance out-performs and below market when performance does not drive shareholder value.
Compensation Committee has discretion to make adjustments to pay plans to create fair outcomes. Pay and retention guarantees should be minimized.

Independent Executive Compensation Review and peer selection process every 2-3 years.
NEO pay mix provides significant proportion of performance-based compensation.
LTI includes a balance of stock options and restricted stock to encourage value creation and discourage excessive risk taking.
Double trigger CIC contracts.

Effective Risk Management and Governance Practices
Compensation Committee decision-making is independent of executive management.
Awards determined to be excessive due to employee malicious intent and subsequent restatement of financial results can be reclaimed by the company.
Balanced, integrated plan design.

Committee charter - 100% member independence.
Annual review of company performance versus peers.
Annual CEO performance review.
Clawback policy.
Anti-hedging and pledging policies.
Annual STI incentive pay plan risk review.
Robust stock ownership requirements for CEO & Directors.

Consideration of Most Recent Advisory Stockholder Vote on Executive Compensation

At the annual meeting of stockholders on February 22, 2017, over 52% of the shares represented and entitled to vote at the annual meeting were voted to approve the compensation of the Company’s named executive officers, as discussed and disclosed in the 2016 proxy statement. The Company values robust shareholder communications. Our goal is to enjoy strong shareholder support for our pay programs by explaining our executive pay programs and how they align with the creation of shareholder value. The drop in support for our executive pay programs evidenced by the low “Say-on-Pay” approval last year signaled a need to step up outreach efforts to understand investor perspectives and concerns.

2017 Shareholder Outreach Initiatives and Changes in 2017

For 2017, we initiated a proactive shareholder outreach program to understand the decline in shareholder ballot support for the advisory vote on executive compensation. The outreach objective was to reach the top 40% of our shareholder base with particular emphasis on hearing from shareholders who we believe did not support the Say on Pay advisory vote. We also reviewed the peer companies used by a proxy advisory firm and evaluated their pay practices with ours to see if and where we were out of alignment. We examined our proxy to determine effectiveness with this element of shareholder communication. Finally, we retained Meridian Compensation Partners, LLC ("Meridian") to help us understand shareholder sentiment, the impact of the proxy advisory firms and how we should respond.

With respect to shareholder outreach, we found that shareholders who did not vote in favor of Say-on-Pay did so for a variety of reasons. The feedback included concern with the perceived misalignment of CEO pay and performance, a lack of clarity with how our compensation programs align with business strategy and a concern with the absence of certain compensation risk management policies. We also heard that change in control provisions should not allow an executive to unilaterally decide to discontinue employment and receive a change in control payment . This was a provision in one of our non-CEO executive contracts.

Our prior competitive review, conducted by our independent advisor, revealed that our executive pay practices were generally in line with peers. However, we lagged peers in the adoption of certain executive compensation risk management policies. These deficiencies included lack of a “clawback” policy, executive and board stock ownership requirements and policies addressing hedging and pledging of company stock by executives and board members.

In addition, we reviewed our proxy statement for the 2017 annual meeting, and found while we had provided compliant information, it could be much improved with clarity, readability and "color" compared to peers and to some selected larger companies.

As a result of our outreach and other efforts, we have made major revisions to the proxy, including several new sections and adopted important policies and controls to help manage executive compensation risk. The changes to our compensation programs and practices include the adoption of:

•	Adoption of Executive and Director ownership guidelines (6 x salary for CEO, 3 x salary for other NEO’s and 3 x annual fees for directors);

•	Adoption of Anti-hedging and Pledging Policy;

•	Adoption of Clawback policy;

•	Adjustments to change-in-control and employment agreements to eliminate ambiguity and require double triggers for all NEO contracts;

•	Instituted an annual STI compensation risk review;

•	Adopted a short-term incentive plan for NEO’s apart from other corporate employees; and

•	Formally established a 150% cap on the NEO short-term incentive payouts.

2017 Financial Performance

The company's mutual-to-stock conversion in 2013 raised approximately $140 million of capital and increased the equity to assets ratio to approximately 25% post conversion. Management developed strategies to terminate the FDIC Loss Share Agreements on assisted acquisitions and to engage in unassisted M&A, rationalize capital and improve earnings so the stock could eventually trade on earnings instead of book value.

Since completing the stock conversion, the company used $113.3 million of capital to repurchase 35% of our stock ($91.9 million) and provide shareholder cash dividends ($21.4 million).

Total stockholder return since the 2013 conversion was 103%, while our full 5 year total stockholder return is 157%. During the past year the company's total stockholder return of 46% exceeded the NASDAQ Bank (CBNK) index, the Russell 2000 ( RTY) index and the Russell 2000 Financial (RGUSFS) index (see table below).

The graph below left shows that the combined effect of capital returns to shareholders and acquisitive and organic growth have driven capital ratios down from approximately 25% to 11% of assets. Lower capital combined with earnings growth have supported growth in the ROTCE from approximately 3% to over 8%.
The graph to the right below shows the Company's Return on Average Equity has out performed the 2013 class of converted thrifts and closed the gap compared to the NASDAQ community bank and thrift index.

Following the acquisition of Community Bank of the South in 2016, our capital and operation leverage strategy began to impact EPS an a major way. Shown below, EPS more than doubled in 2016 and grew by over 20% in 2017 while our efficiency ratio improved to 68%. In addition, operating results for 2016 and 2017 include M&A deal costs and do not yet reflect a normalized annual run rate.

Compensation Philosophy and Objectives

Our goal in compensation to executive officers is to attract, retain and motivate key executives who are critical to our future success. The P&C Committee believes that each executive officer’s total compensation, including base salary, short-term incentives, long-term equity incentives, benefits and perquisites, should be within market competitive ranges and should be balanced to motivate attainment of our short-term and long-term strategic objectives. The Company’s short-term and long-term incentive compensation programs are designed to encourage performance, ownership and alignment with the interests of our shareholders.

The Company’s compensation strategy is to align with the shareholder value and operating plans which include significant leveraging of capital into and growth in new, stronger banking markets. With a starting point of significant over capitalization that initially drove low equity returns following our 2013 full stock conversion, the committee has provided a mix of executive compensation that strongly stimulates progressive performance towards the objectives of deploying capital and growing earnings to enhance the Company's stock price performance.

The Company’s compensation strategy is to align with the shareholder value and operating plans which include significant leveraging of capital into and growth in new, stronger banking markets. With a starting point significantly over capitalization following our 2013 full stock conversion that initially drove low equity returns, the committee focused our executive compensation to motivate and reward performance our objectives to deploy capital and grow earnings to enhance the Company's stock price performance.

How we Make Compensation Decisions

Compensation program decisions are multi-faceted and involve groups from inside and outside the organization. The P&C Committee is structured to be 100% independent of management and accomplishes this important responsibility with sensibility, care and control, and without conflicts of interest.

Role of the Personnel & Compensation Committee ("P&C Committee")

The P&C Committee establishes and administers a compensation program that aligns with our business strategy and compensation philosophy. In this role, the Committee has designed a compensation structure that attracts, motivates and retains qualified and experienced officers. The Committee provides reasonable and competitive pay that balances short and long-term incentive rewards.

The P&C Committee periodically reviews our executive officer compensation program and approves all compensation decisions, pay mix and program modifications and additions relating to our executive officers. These programs include base salary, annual incentives, long-term equity incentives, perquisites and other compensation. In connection with setting the level of executive compensation, the P&C Committee considers competitive market values of total compensation, pay program mix, pay for performance and how all elements of pay relate in the aggregate of the executives’ total compensation package. The Committee consists solely of independent board members in accordance with NASDAQ requirements.

Annually, the P&C Committee evaluates the CEO’s performance. The P&C Committee approves Mr. Johnson’s salary and other components of his compensation which is then reported to and ratified by the Board of Directors. The P&C Committee also has oversight and approves compensation for the other Named Executive Officers.

Role of Management

The CEO provides input to the Committee on the performance of his direct reports. He makes recommendations, as requested, into base salary adjustments, incentive plan design and modification, and equity plan awards. In addition, Mr. Johnson provides a self-assessment of his performance to the P&C Committee but does not participate in decisions relating to his compensation. The Committee also receives information from the Finance and Human Resources Departments.

Role of Compensation Consultant

The P&C Committee has authority under its charter to engage the services of independent outside experts to assist in determining executive officer compensation. Pursuant to this authority, the committee periodically engages Meridian Compensation Partners LLC ("Meridian") to provide peer data and advice to the Committee with regard to executive and board compensation.

Use of Compensation Survey

The P&C Committee relies on peer group data prepared by its consultant to assess the competitiveness of CharterBank’s pay practices in the marketplace. Our last comprehensive compensation evaluation of the positions held by our named executives occurred in fiscal 2016. We normally engage an update every two to three years. In between reviews, we make incremental annual adjustments to the company’s pay scale to reflect growth of wages in the broader market to maintain salaries at target relative to estimated market medians. The peer group data is used in combination with other published supplemental survey sources reflecting industry data for banks similar in size and geographic region, as well as information relating to executive position pay and CharterBank performance to help the Committee make compensation decisions. The peer group consists of other banks similar in size and region to CharterBank. The group of peer companies used in the 2016 competitive review included the following companies. At the time of the review, CharterBank was positioned at the 55th percentile based on asset size:

ASB Bancorp, Inc	HomeTrust Bancshares, Inc
Atlantic Capital Bancshares, Inc.	National Commerce Corporation
Auburn National Bancorporation, Inc.	Park Sterling Corporation
Carolina Bank Holdings, Inc.	People Bancorp of North Carolina, Inc.
Carolina Financial Corporation	Select Bancorp, Inc.
Commerce Union Bancshares, Inc.	SmartFinancial, Inc.
First Bancorp	Southern First Bancshares, Inc.
First Community Corporation	State Bank Financial Corporation
First South Bancorp, Inc.	Stonegate Bank
Franklin Financial Network, Inc.

Why and What We Pay

Our executive compensation consists of four components:

•	Annual Salary;

•	Short-Term Incentives;

•	Long-Term Incentives/Equity; and

•	Executive Benefits.

The Board’s philosophy on annual salary and short-term incentives is to target base pay below our peers in order to focus the majority of our pay based on performance (i.e. incentives). The board believes that placing significant executive pay at risk provides greater flexibility when setting annual goals for management and creates stronger management and company performance when alignment is properly achieved.

The mix of compensation provided to our executives includes base salary, a short-term incentive plan (“STI”) that targets annual performance goals, a long-term equity incentive plan (“LTI”) including restricted stock and stock options, retirement benefits, perquisites and other standard employee benefits. Alignment with shareholders and operating strategy is primarily achieved through the LTI and the STI.

With respect to annual cash compensation, the P&C Committee has adopted a mix of base salary and STI that, relative to peers, is tilted in favor of incentive based pay. This supports our goal to pay above market only if our performance exceeds our goals.

The Long-Term Incentive Plan, approved by shareholders in 2013 following our full conversion to stock, enables grants of restricted stock and stock options to bank employees and directors. Bank regulations perscribed the amount of equity grants allowed to be made under the plan to any individual officer or board member and the minimum vesting terms. In 2013, the Board made grants to executives to promote alignment with the interests of shareholders. The grants were consistent with regulatory guidelines and grants at other recently converted institutions and vest 20% per year. The first portion of the grant vested in December 2014 and the final portion vests in December 2018.

The following table summarizes the elements of pay that are part of our executive compensation packages.

Compensation Elements	Focus/Objective
2017 Base Salaries (pg 51)
Base salaries represent the only fixed component of pay that reflects each executive’s role. We utilize competitive compensation data from the 2016 assessment conducted by the Committee’s independent advisor, Meridian Compensation Partners LLC. Base salaries are targeted to be slightly below market median intended to provide greater focus on incentive-based pay.

Short-Term Incentive Awards (pg 52)
The STI plan focuses management attention on driving earnings and shareholder value in the near term, based on achievement of predefined annual goals. It is designed to reward measurable, demonstrated results and has several “gates” or threshold performance requirements that must be achieved before any incentive awards are paid.

Long-Term Incentives (pg 54)
The P&C Committee did not approve additional stock grants in 2017. The Committee considers the grants made in 2013 to be on-going compensation and executive linkage to long-term shareholder interests. The last of these grants will fully vest in December 2018.

Retirement Plans (pg 55)
Provides a 401(k) and an ESOP without a company match to the 401(k). The ESOP is allocated on a pro-rata compensation basis subject to maximum qualification limits. SERP's provide market competitive retirement benefits to executives under limited conditions and encourage retention until retirement.

Change of Control Agreements	Provides orderly transition and continuity of management following a change of control.

Benefits and Perquisites	Includes health and welfare benefits under employer-wide programs and modest executive perquisites. Executives participate in split dollar life insurance policies.

Elements of Compensation
Compensation decisions for 2017 reflect improved results and progressive performance in relation to our performance goals, industry indexes and peers.

Base Salary

For executive officers, we utilize compensation information from Meridian Compensation Partners LLC provided in 2016. Base salaries for executive officers are generally targeted slightly below market median. Our base salary levels for executive officers are intended to be conservatively competitive with our peer group, to motivate discharge of the responsibilities of their position, and to reflect the officer’s experience, performance and contribution to CharterBank’s success. In setting base salaries, our P&C Committee takes into account market data, with a goal of setting targets to be conservatively competitive with peers, and the relative level of compensation in comparison to other executive officers and to our employees. The following base salary rate adjustments were made during Fiscal 2017. The rate change for 2017 is shown in the column labeled Increase.

	Base Salary 2016(1)	Base Salary 2017(1)	Increase %

Robert L. Johnson	$351,858	$360,654	2.50%
Curtis R. Kollar	200,748	205,766	2.50%
Lee. W. Washam	232,256	239,192	3.00%
Curti M. Johnson	205,750	209,864	2.00%
__________________________________
(1) The salaries in this table are actual annual salaries. Executive Compensation and other tables use payroll salary which could contain extra pay periods and partial year salary adjustments.

The Committee reviewed the CEO’s performance and provided a pay rate increase of 2.5% in 2017. The committee also approved salary increases to the other NEO’s averaging 2.5%. These adjustments maintained our salary target at approximately 90% of estimated peer median salaries.
Short-Term Incentive Awards

All officers are eligible to participate in our formal Short-Term Incentive Plan. By implementing pay methodologies that utilize well-defined performance metrics, the Compensation Committee believes that it can properly and adequately motivate our officers to achieve our business goals and enhance long-term stockholder value without creating incentives for excessive risk-taking.
The goals of the STI plan are:

•	To maximize long-term shareholder value by reinforcing achievement of key operating objectives that support achievement of long-term strategic goals;

•	To reinforce sound risk management practices; and

•	To foster teamwork and cooperation.

The P&C Committee selects officers to participate in the plan, approves their individual incentive opportunity and authorizes payouts. In making these determinations, the P&C Committee considers the responsibilities of each officer, potential contribution to the Company, and prevailing market compensation levels for similar positions at other banks. The design of the STI plan sets predefined performance targets and ties payouts to the attainment of those performance goals. Plan activation gates are set, as are minimum performance thresholds, target (100%) performance and maximum payout for each component and overall.

STI plan awards can vary from zero at threshold performance, to 100% at target and 150% at maximum. Performance is established at threshold, target and maximum.

The P&C Committee reviewed audited results for the 2017 fiscal year ending September 30 including fully diluted earnings of $0.95 per share. Consistent with past practices, the Committee made adjustments for M&A deal costs and incremental earnings of the acquired institution (Resurgens Bank) which closed September 1, 2017. Adjusted fully diluted earnings of $1.0124 per share were used to determine performance attainment.

Consistent with our plan, several "gates" or performance "triggers" must be achieved before a payout is approved. All of our four gates were met during 2017:

1. Satisfactory regulatory relations;
2. Fully diluted EPS of $0.90;
3. Nonperforming assets not to exceed $30 million; and
4. If nonperforming assets exceed $20 million but are less than $30 million the payout shall not exceed 50% of the target amount.

The following table shows the incentive opportunities during 2017 for each of our named executives at target and maximum.

Named Executive Officers	Base Salary	Opportunity % of Salary	Annual Incentive Opportunity (100% of Target)	Stretch Incentive Opportunity (150% of Goal)

Robert L. Johnson	$360,654	57%	$205,572	$308,359
Curtis R. Kollar	$205,766	34%	$69,960	$104,940
Lee W. Washam	$239,192	35%	$83,717	$125,575
Curti M. Johnson	$209,864	33%	$69,255	$103,882
For the 2017 STI plan, the P&C Committee determined to use Earnings per Share (“EPS”) for the performance metric. Typically, our STI plan metrics included multiple performance measures with top line and balance sheet measures. However, one of our long-term goals has been to trade on earnings and the Committee believed a stretch but realistic target of fully diluted earnings of $0.995 per share should be incorporated for target attainment. For fiscal year 2016, the company reported fully diluted earnings of $0.79 per share.

With target (100%) performance attainment at $0.995/share fully diluted, the P&C Committee also established threshold performance at earnings of $0.90/diluted share and $1.04/diluted share as stretch performance. Together with the incentive “gates”, the Committee believes the incentive program rewards an appropriate balance of key performance measures.

The P&C Committee has historically exercised its judgment to achieve a fair and equitable outcome to the company and to executives and to maintain employee motivation. During the plan year, the occurrence of certain unplanned events may cause the committee to address the effects of those events on the STI plan. A list of the events that the committee would consider is included in the box below.

Performance Adjustments - STI:

•	M&A Charges & Acquired Net Income

•	Strategic Restructuring

•	In-process line of business development

•	Natural Disasters

•	Business portfolio changes/acquisitions & divestitures

•	Accounting, tax and other regulatory changes

•	Unplanned share buybacks

•	Asset impairments/liability restructuring

•	Legacy litigation costs

Once we have determined our performance triggers were met, the P&C Committee assesses our EPS performance relative to the performance goals set at the start of the year. Based on interpolation between data points, the Committee determined overall performance attainment to be 118% (table below).

KPI Performance Scale
	Threshold	Target	Adjusted Actual	Stretch
EPS - Diluted	$0.900	$0.995	$1.012	$1.040
Attainment	0%	100%	118%	147%
In addition, before finalizing the award decision, the Committee also considered various factors including 2017 total shareholder returns relative to peers, the increases in return on equity, the growth in trailing and forward earnings, the gain in the Atlanta market from the acquisition and the realization of the goal of trading on a market earnings multiple. Based on this review, the P&C Committee approved the following awards, at 118% attainment.

NEO	Base Salary(1)	Incentive Opportunity % of Salary	Target	% of Target Achieved	Incentive Received

Robert L. Johnson	$360,654	57%	$205,572	118%	$242,576
Curtis R. Kollar	205,766	34%	69,960	118%	82,554
Lee W. Washam	239,192	35%	83,717	118%	98,786
Curti M. Johnson	209,864	33%	69,255	118%	81,721
__________________________________
(1) Base salary at time of incentive approval

The methodology for payment calculation is as follows: Base Salary x Incentive Opportunity x target achieved = incentive payment. For 2017, payouts of $242,576 to CEO Johnson and $263,061 collectively to Mr. Kollar, Mr. Washam and Mr. C. Johnson were approved and paid as shown in the table above.

Long-Term Equity Incentive Plan

At a special meeting held in 2013, the Company’s stockholders approved the Charter Financial Corporation 2013 Equity Incentive Plan (the “LTI Plan”) to provide officers, employees and directors of the Company and the Bank with additional incentives to promote the growth and performance of Charter Financial Corporation. The LTI Plan authorizes stock options of 1,428,943 and restricted stock awards or restricted stock units of 571,577 shares.

The purpose of the Company's LTI plan is to align the interests of our management and Board of Directors with those of our stockholders, provide performance incentives to our senior officers and directors, and to encourage the retention of key employees and directors by facilitating the purchase of our stock through the exercise of options as well as the ownership of our stock through restricted stock awards.

The LTI plan enables equity-based grants of both restricted stock and stock options to align executive and shareholder interests. Options grants encourage executive performance to drive share price growth which is the primary component of our shareholder value plan. Restricted stock grants encourage executive retention and discourage inappropriate risk-taking. Recognizing the importance of executive alignment with shareholders, grants of both options and restricted stock were made to executives in 2013. In Fiscal 2017 the combined value of vesting restricted stock and stock options exceed the salary provided to each individual executive. The amount and structure of stock option and restricted stock grants made under our plan are limited by regulation and permit vesting in increments not greater than 20% per year. The last of the 2013 grants vest in December 2018. No additional grants have been awarded to named executive officers since 2013.

Unless otherwise specified in an award agreement, the vesting of awards will accelerate upon death, disability, or involuntary termination of employment (or, with respect to a director, termination of service) following a change in control. Awards will not vest upon retirement. There are vested but unexercised options granted under a prior plan.

The Executive Officers received stock awards granted in 2013 which vest 20% per year for years 2014 through 2018. The Committee believes the vesting of these grants are sufficient to align executive performance with long-term company performance and the creation of shareholder value. Mr. Robert L. Johnson has annual vesting of 22,863 shares of stock and 57,161 shares of stock options. Messrs Washam and Kollar have annual vesting of 11,431 shares of stock and 28,528 shares of options. Mr Curti M. Johnson has annual vesting of 9,145 shares of stock and 37,152 shares of stock options.

Other Elements of Compensation

Retirement Benefits

The Company has no defined benefit retirement plan and does not contribute matching funds to its 401k program. We do provide an Employee Stock Option Plan (“ESOP”) which is funded annually without a requirement for employee contribution and distributions are made to employee accounts pro-rata based on eligible compensation. Our executives’ full participation in both the 401k and the ESOP are limited by federal tax rules.

To provide competitive retirement benefits to executives, CharterBank provides a supplemental executive retirement plan (“SERPs”) for the benefit of named executives. The benefits vest under certain circumstances, including at normal retirement or early retirement, disability, death, and change in control. These plans have strong retention value. See page 66 for additional details.

Benefit and Perquisites

All named executive officers participate in the benefit plans generally available to our employees including 401K, ESOP, medical, life and long-term disability insurance. We provide our executives with certain perquisites, including use of an automobile for Mr. Johnson and Mr. Washam; country club dues for Mr. Washam, life insurance and long-term disability coverage for all named executives. These perquisites serve a business purpose, are limited in value, and are generally consistent with benefits provided to executives by our Peer Companies.

Split Dollar Life Insurance Plan

The bank provides split-dollar life insurance benefits to the named beneficiaries of its executives, Messrs. Johnson, Washam and Kollar, upon their deaths. The employee beneficiaries' death benefits begin to decline very significantly upon retirement from the Bank. The decline in death benefit continues steadily each year before leveling out at the age of 80 (page 67). The policies are owned by the Bank, which purchased a policy sufficient to provide the benefits under the plan and paid a one-time premium to acquire the policies. The Bank has the right to terminate at any time and for any reason. Upon the occurrence of certain events specified in each plan, the executive’s participation in the plan will terminate and all death proceeds will be paid solely to the Bank.

Employment and Change of Control Agreements

The company has a three year employment agreement with Mr. Johnson. The agreement provides severance and change of control payments equal to three times his five-year average compensation (page 68). The change of control payment is conditioned upon a “double trigger” event that the company is sold and Mr. Johnson is not retained as CEO of the acquiring company. Mr. Johnson’s employment contract expires in 2020 and will be subject to re-negotiation.

The Bank has also entered into change of control agreements with Curtis R. Kollar and Lee W. Washam and an employment agreement with Curti M. Johnson. The amount of change of control payments for all agreements include two years’ times last year cash compensation and the value of two years of group health insurance benefits. Payments are conditioned on both the merger of the company and the executive not being retained by the acquiring company (i.e. “double trigger”). Curti M. Johnson's Employment Agreement was amended in 2017 to clarify that it is a "double trigger" contract.

Other Compensation and Benefit Policies Affecting our Executive Officers

In 2017, CharterBank adopted several new policies impacting executive compensation. We implemented new stock ownership and holding requirements for executives and included prohibitions against hedging stock and limitations on pledging. The Company also implemented a clawback policy to recover payments to responsible executives that were subsequently determined to not have been earned. We do not provide tax gross-ups to our NEOs for any taxable perks.

Tax Considerations

During the 2017 fiscal year, the compensation paid to each of the named executive officers was fully deductible by the company. Section 162(m) of the Code places a limit of $1 million on the amount of compensation that we may deduct in any year with respect to any one of our named executive officers. This limitation does not apply to compensation that meets the requirements under Section 162(m) for "qualified performance based" compensation. The compensation committee intends to maximize the deductibility of executive compensation while retaining some discretion to compensate executives in a manner commensurate with performance and the competitive landscape for executive talent.

Personnel and Comp Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion & Analysis included in this proxy statement with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this proxy statement and the Charter Financial Annual Report on Form 10-K for the fiscal year ended September 30, 2017 filed with the SEC.

Personnel and Compensation Committee of the Board of Directors of
Charter Financial Corporation

Thomas M. Lane, Chair
David Z. Cauble, III,
Jane W. Darden
Edward D. Smith

Executive Compensation
Summary Compensation Table

The following table sets forth for fiscal years ended September 30, 2017, 2016 and 2015 information regarding the total compensation earned by or paid to our named executive officers.

Name and principal position	Year	Salary (1)	Stock awards $	Option awards $	Non-equity incentive plan compensation(2)	Change in pension value and non-qualified deferred compensation (3) (4)	All other compensation (5)	Total Compensation

Robert L. Johnson	2017	$358,963	$—	$—	$242,576	$134,814	$70,089	$806,442
President, Chief Executive Officer and Director	2016	363,545	—	—	164,851	121,336	65,275	715,007
	2015	339,089	—	—	171,680	108,952	57,655	677,376

Curtis R. Kollar	2017	$203,257	$—	$—	$82,554	$21,157	$21,157	$328,125
Senior Vice President and Chief Financial Officer	2016	207,715	—	—	76,925	36,270	16,002	336,912
	2015	195,385	—	—	63,743	32,567	13,359	305,054

Lee W. Washam	2017	$235,709	$—	$—	$98,786	$59,380	$28,655	$422,530
President	2016	240,285	—	—	84,765	53,444	26,171	404,665
	2015	226,972	—	—	73,366	47,989	16,552	364,879

Curti M. Johnson	2017	$207,807	$—	$—	$81,721	$—	$39,860	$329,388
Senior Vice President, General Counsel and Director	2016	213,043	—	—	76,925	—	36,491	326,459
	2015	201,337	—	—	63,743	—	35,231	300,311
__________________________________
(1) Salary is W-2 based with various pay periods in each year.
(2) Reflects the value of annual cash incentives earned under our short-term incentive compensation plan.

(3)	Reflects changes in benefit payable to the executive under non-qualified deferred compensation.

(4)
Amounts for years 2015 and 2016 have changed because of a change in methodology. In last years proxy statement the amount reflected a charge used for accounting purposes rather than the aggregate change in The Companies liability.

(5) All other compensation was comprised of the following elements for the fiscal year ended September 30, 2017:

	R. L. Johnson	Kollar	Washam	C. M. Johnson

Employee Stock Ownership Plan (ESOP) (a)	$12,933	$12,933	$12,933	$12,933
Directors Fees	27,900	—	—	26,900
Automobile	2,589	—	4,503	—
Country Club Dues			3,419
Long Term Disability Premiums and Life Insurance	26,667	8,224	7,800	1,156
Total	$70,089	$21,157	$28,655	$40,989
__________________________________
(a) Reflects the December 31, 2016 value of shares allocated to the executive’s ESOP account for the plan year ended December 31, 2016.

Fiscal Year 2017 Grants of Plan-Based Awards

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)
Name	Threshold ($)	Target ($)	Maximum ($)(2)

Robert L. Johnson	—	$205,572	$308,358
Curtis R. Kollar	—	$69,960	$104,940
Lee W. Washam	—	$83,717	$125,576
Curti M. Johnson	—	$69,255	$103,883

(1) Reflects threshold target and maximum payout opportunities under the annual incentive plan based on 2017 performance. The actual amount of annual incentive earned by the named executive officer is reported under the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table. For more information regarding the annual incentive plan, see the discussion under "Short Term Incentives" in the "Executive Compensation-Compensation Discussion and Analysis" section of this Proxy Statement.
(2) Reflects maximum payment at 150% of target.

Outstanding Equity Awards at 2017 Fiscal Year End
The following table sets forth information with respect to outstanding equity awards as of September 30, 2017 for the named executive officers.

Name	Option awards					Stock awards
	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable		Option exercise price	Option expiration date	Number of shares or units of stock that have not vested		Market value of shares or units of stock that have not vested (1)

Robert L. Johnson	171,473	113,316	(2)	$10.8900	12/15/2023	45,726	(3)	$847,303
	37,910	24,442	(4)	8.1790	6/22/2020
	92,285			8.8205	1/27/2019
Curtis R. Kollar	85,736	57,158	(2)	$10.8900	12/15/2023	22,865	(3)	$423,688
	18,954			8.1790	6/22/2020
	28,414			8.8205	1/27/2019
Lee W. Washam	85,736	57,158	(2)	$10.8900	12/15/2023	22,865	(3)	$423,688
	37,413			8.1790	6/22/2020
Curti M. Johnson	111,458	74,305	(2)	$10.8900	12/15/2023	18,291	(3)	$338,932
	6,235			8.1790	6/22/2020
	6,235			8.8205	1/27/2019
__________________________________

(1)	Based on the $18.53 per share trading price of our common stock on September 30, 2017.

(2)	Options vest in two remaining equal installments on December 16, 2017 and December 16, 2018.

(3)	Restricted stock awards vest in two remaining equal installments on December 16, 2017 and December 16, 2018.

(4)	Remaining options vest on June 22, 2018 and June 22, 2019.
Note: In the 2017 proxy, the $18.89 options and the stock awards were as of 12/31/16 rather than 9/30/16 as indicated.

Fiscal Year 2017 Options Exercised and Restricted Stock Awards Vested
The following table provides information regarding stock options that were exercised and stock awards that vested during fiscal year 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)

Robert L. Johnson	—	$—	22,863	$364,436
Curtis R. Kollar	12,222	$138,109	11,431	$182,210
Lee W. Washam	37,413	$332,227	11,431	$182,210
Curti M. Johnson	—	$—	9,145	$145,771
__________________________________

(1)	Reflects the excess of the fair market value of the underlying shares at the time of exercise over the exercise price of the options.

(2)	Reflects the fair market value of the underlying shares as of the vesting date.

Retirement Benefits

CharterBank offers two qualified retirement plans, ESOP and 401(k), and one Supplemental Executive Retirement Plan (SERP). The 401(k) is available for participant deferrals as the company does not provide any match for this plan. We do not offer a defined benefit plan.

401(k) Plan

CharterBank provides a 401(k) plan, which is a tax-qualified defined contribution plan, for employees of CharterBank who have completed at least three months of service. Eligible employees may contribute from 1% to 15% of annual compensation on a pre-tax basis each year, subject to limitations of the Internal Revenue Code. The Company does not offer a match to the participants contribution. The 401(k) plan has an individual account for each participant’s contributions and allows each participant to direct the investment of his or her account. Participants are limited to $18,000 deferral per year and participants over the age of 50 are permitted an additional $6,000 deferral. Participants are allowed to purchase Charter Financial Corporation common stock with their 401(k) accounts via a self-directed brokerage account.

Employee Stock Ownership Plan

This plan is a tax-qualified plan that covers substantially all employees who have attained age 20 ½ and have completed at least three months of service with the Bank. The plan is a leveraged ESOP. There are 579,190 shares that are unallocated that have a value of approximately $10 million. The loan on these shares is $4.7 million of $8.07 per share. Contributions are allocated based on the participants eligible compensation as a percentage of the total eligible compensation without the requirement of an employee contribution. Eligible compensation per participant is limited to $270,000.

Supplemental Executive Retirement Plan

The following table sets forth information with respect to pension benefits at and for the year ended September 30, 2017 for the Named Executive Officers who are participants non-qualified retirement plans. The participants in these plans have a lower percentage of income set aside for retirement from social security, 401(k), and the ESOP than most employees. These plans are designed to increase the retirement benefits to executives as a percentage of their pre-retirement incomes.

For the year ended September 30, 2017:

Name	Plan Name	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Robert L. Johnson	15 Year Benefit	$1,124,592	$—
	Lifetime Benefit (1)	1,335,980	—
Curtis R. Kollar	15 Year Benefit	68,271	—
	Lifetime Benefit (1)	216,137	—
Lee W. Washam	15 Year Benefit	136,174	—
	Lifetime Benefit (1)	823,398	—
Curti M. Johnson	15 Year Benefit	—	—
	Lifetime Benefit (1)	—	—
__________________________________
(1) Generally cash surrender of underlying insurance policy and is paid in lump sum in change of control or at retirement in monthly annuity payments.

The SERPs provide supplemental retirement benefits to the executives under certain circumstances, including at normal retirement or early retirement, disability, death, and change in control. A portion of these benefits is paid monthly for fifteen years (fifteen year benefit) and the remainder is paid monthly for life (lifetime benefit). CharterBank has purchased annuity contracts and income riders to fund the lifetime benefits promised under the lifetime benefits.

Fifteen year benefit:

•	The fifteen year benefit is paid to the executive, or executive’s beneficiary, in 180 monthly payments after early retirement, retirement, disability, death or change of control.

•	After a termination for reasons other than early retirement, retirement, disability, death, or change of control there are no benefits.

Under the lifetime benefit:

•
On the date of the executive’s separation from service on or after attainment of normal retirement age for reasons other than death, termination for cause or other circumstances specified in the plan, or upon a separation from service within two years after a change in control, the executive will receive the present value of the account balance (as defined in the plan) paid in the actuarially equivalent single life annuity in monthly installments for the life of the executive.

•
In the event the executive dies before commencing his benefit, the executive’s beneficiary will receive an amount equal to the present value of the accrual benefit paid in equal monthly installments for 15 years. In the event the executive dies after he has commenced receiving benefits under the plan, the executive’s beneficiary will receive the present value of the executive’s benefits remaining as of the date of the executive’s death.

•
In the event of a change in control before the executive terminates employment, the executive will receive an amount equal to the cash surrender value of the annuity contract underlying the account balance, plus any surrender charges.

Other Elements of Compensation

Split Dollar Life Insurance Plan

The Bank, through an endorsement split-dollar life insurance plan covering Mr. Robert Johnson, Mr. Lee Washam and Mr. Curtis Kollar, provides death benefits to each such executive’s beneficiaries. The Bank purchased a life insurance policy on the life of each executive in an amount sufficient to provide for the benefits under the plan. The executive has the right to designate the beneficiary who will receive his share of the proceeds payable upon his death. The policies are owned by the Bank. Upon the death of a covered executive, the proceeds of the policy are divided between the executive’s beneficiary, who is entitled to $2.2 million, $1.2 million and $700,000 from Mr. Robert Johnson, Mr. Lee Washam and Mr. Curtis Kollar, respectively. Upon the executive’s death the Bank is entitled to the remainder of the death benefit. The occurrence of certain events specified in each plan, such as the executive’s termination of employment with the Bank for cause, total cessation of the Bank’s business, bankruptcy, receivership or dissolution of the Bank, receipt by the Bank of written notification from the executive requesting to terminate the participation agreement, surrender, lapse, or other termination of the policy on the life of the executive by Bank, terminates the executive’s participation in the plan and all death proceeds will be paid solely to the Bank. The respective benefit amounts begin to reduce significantly after the executive retires from employment with the Bank.

Mr. Curti Johnson, through a death benefit only plan agreement, has a $280,000 death benefit which is approximately equal to $200,000 of tax equivalent life insurance benefit. Said death benefit is payable to Mr. Johnson’s estate upon his death so long as the Bank maintains an enforceable life insurance policy on Mr. Johnson’s life and he is still employed by the Bank.

Employment Agreements

In 2002, the Company entered into an employment agreement with Mr. Robert L. Johnson, which was amended in December 2014 and again in December 2015 (as amended, the “Employment Agreement”). The initial term of the Employment Agreement is for 3 years and will continue during the period of any additional extensions. Prior to January 1 of each year the Board of Directors of the Company will conduct an annual review of Mr. Robert L. Johnson’s performance and may extend the Employment Agreement for an additional year such that the remaining term is three years. In the event of a change of control (as defined in the Employment Agreement), the Employment Agreement will be deemed to have been extended for three years following the effective date of the change of control.

We may terminate Mr. Robert L. Johnson’s employment, and Mr. Johnson may resign, at any time with or without “cause” (as defined in the Employment Agreement”). In the event of termination during the term without cause, we will owe Mr. Johnson his earned but unpaid compensation and benefits due under our employee benefit plans and programs and those of the Bank (the “standard termination entitlements”) and he will also receive a lump-sum severance payment equal to three times his five-year average compensation (the “additional termination entitlements”). The same severance benefits would be payable if Mr. Robert L. Johnson resigns during the term of employment for “good reason” (as defined in the Employment Agreement”).

Mr. Robert L. Johnson is subject to a covenant not to compete for two years following termination during the employment period, unless his termination occurs under circumstances entitling him to the additional termination entitlements. He is also subject to non-solicitation and confidentiality provisions under the employment agreement.

Change in Control and Employee Agreements for Executive Officers Other than the CEO

The Bank entered into change of control agreements with Curtis R. Kollar and Lee W. Washam ("Change in Control Agreement") and an employment agreement with Curti M. Johnson ("C. Johnson Employment Agreement"). These agreements are guaranteed by the Company. The term of these agreements is perpetual until the Bank gives notice of non-extension, at which time the term is fixed for two years.

Generally, the Bank may terminate the employment of any officer covered by the Change in Control Agreements, with or without cause, at any time prior to a change in control or a pending change in control. In such case, the executive will be entitled to his or her earned but unpaid compensation as of the date of termination, without obligation for additional severance benefits. However, if the Bank or the Company signs a merger agreement or other business combination agreement, or if a third party makes a tender offer or initiates a proxy contest, it may not terminate an officer's employment without cause without liability for severance benefits under the change in control agreements. The severance benefits would generally be made in a lump-sum payment equal to two times the executive's most recent year cash compensation (salary, short-term incentive, and any other cash compensation). In addition, the Bank will provide the executive with a single lump sum cash payment equal to the cost of providing group health benefits for 24 months. The Bank would be required to pay the same severance benefits if the officer resigns for "good reason" (as defined in the agreements) following a change of control.

We may terminate Mr. Curti Johnson’s employment, and he may resign, at any time with or without “cause” (as defined in the "C. Johnson Employment Agreement”). In the event of termination during the term without cause, we will owe him his earned but unpaid compensation and benefits due under our employee benefit plans and programs and those of the Bank (the “standard termination entitlements”) and he will also receive severance payments equal to two times times the executive's most recent year cash compensation (salary, short-term incentive, and any other cash compensation). In addition, the Bank will provide the executive with a single lump sum cash payment equal to the cost of providing group health benefits for 24 months. . The same severance benefits would be payable if Mr. C. Johnson resigns during the term of employment for “good reason” (as defined in the Employment Agreement”).
The C. Johnson Employment Agreement was amended in 2017 to clarify that the Change in Control Agreements and the C. Johnson Employment Agreement all contain "double trigger" change in control provisions.

Potential Payments Upon Termination or Change-in-Control

The following table sets forth the severance payments and benefits that would have been payable to Messrs. Robert Johnson and Curti Johnson under their employment agreements, and to Messrs. Kollar and Washam under their respective Change of Control Agreements, if they had terminated employment on September 30, 2017. The table excludes amounts earned and accrued through September 30, 2017 that would be paid in the normal course of continued employment, such as accrued but unpaid salary, and vested amounts under the executives' Salary Continuation Agreements and Supplemental Executive Retirement Plan Agreements.

Reason for Termination		Robert L. Johnson		Curtis R. Kollar		Lee W. Washam		Curti M. Johnson

Termination due to Disability	Cash Severance	$180,327	(1)	N/A		N/A		N/A
Termination due to Disability in connection with Change-in-Control	Cash Severance	$180,327	(1)	$102,883	(1)	$119,596	(1)	$104,932	(1)
Termination without Cause or for Good Reason	Cash Severance	$3,650,468	(2)	N/A		N/A		N/A
Termination without Cause or for Good Reason in connection with Change-in-Control	Cash Severance	$3,650,468	(2)	$800,934	(3)	$1,479,618	(3)	$560,413	(4)
__________________________________

(1)	Base salary continuation for 180 days (6 months) plus in case of CIC monthly cost of group medical, dental, vision and/or prescription drug plan x 36.

(2)	Average 5 calendar years W-2 income x 3 plus in case of CIC monthly cost of group medical, dental, vision and/or prescription drug plan x 36.

(3)	Salary and incentive x 2 for the previous calendar year, change in SERP value; monthly cost of group medical, dental, vision and/or prescription drug plan x 24.

(4)	Salary and incentive x 2 for the previous calendar year, monthly cost of group medical, dental, vision and/or prescription drug plan x 24.

Director Compensation

The following table provides the compensation received by individuals who served as directors of the Company during the 2017 fiscal year and who are not also executive officers of the Company.

Name	Fees Earned or Paid in Cash (1)	Stock Awards	Option Awards	All other compensation	Total

David Z. Cauble, III	$33,000	$—	$—	$1,190	$34,190
Jane W. Darden	33,000	—	—	1,520	34,520
Thomas M. Lane	31,400	—	—	980	32,380
Edward D. Smith	30,500	—	—	—	30,500
David L. Strobel	33,600	—	—	1,351	34,951
__________________________________

(1)	See the following table for a breakdown of fees earned in the fiscal year ended September 30, 2017.

	Fees Earned or Paid in Cash
Name	CharterBank Board Fees	Charter Financial Board Fees	CharterBank Committee Fees	Charter Financial Committee Fees

David Z. Cauble, III	$14,000	$13,200	$2,200	$3,600
Jane W. Darden	14,000	13,200	3,200	2,600
Thomas M. Lane	13,000	12,800	2,200	3,400
Edward D. Smith	13,500	13,200	2,200	1,600
David L. Strobel	14,000	13,400	4,400	1,800

Directors Outstanding Stock Awards

Name	All Stock Options Outstanding	Restricted Stock Shares Unvested

David Z. Cauble, III	62,821	6,860
Jane W. Darden	62,821	6,860
Thomas M. Lane	59,828	6,860
Edward D. Smith	42,868	6,860
David L. Strobel	59,079	6,860

Director Fees

Each individual who serves as a director of the Company currently also serves as a director of the Bank and earns director fees in each capacity. The Company pays board members an annual retainer of $10,000 per year and committee chairmen also receive an additional retainer of $1,000 per year. Board members also receive $200 per board meeting attended and, other than employee directors, $200 per committee meeting attended. The Company has three standing committees: the Audit Committee, the Nominating & Corporate Governance Committee and the Personnel & Compensation Committee.

The directors of the Bank, other than the Chairman of the Board, receive an annual retainer of $8,000, and the Chairman of the Board of the Bank receives an annual retainer of $9,000. The directors also receive $500 for each board meeting attended and non-employee directors receive $200 for each committee meeting attended. Committee chairs also receive an additional $1,000 annual retainer.

Split Dollar Life Insurance Plans

The Bank purchased single premium life insurance policies on the life of each participant in an amount sufficient to provide for the benefits under the plan. The policies are owned by the Bank which pays each premium due on the policies. Upon the death of a participant, the proceeds of the policies are divided between the bank and the participant’s beneficiary, who is entitled to $100,000 as of the participant’s date of death, except that Edward D. Smith's beneficiary will be entitled to $140,000 taxable death benefit which has an approximate tax equivalent yield of $100,000. In all cases the Bank is entitled to the remainder of the death proceeds. Upon the termination of the board member's service or the occurrence of certain other events specified in each plan, the director’s participation in the plan will terminate and all death proceeds will be paid solely to the Bank.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on the Company’s review of copies of the reports it has received and written representations provided to it from the individuals required to file the reports, the Company believes that there was only one incident of failure to file in a timely manner. A Form 5 representing a gift of 400 shares on behalf of Ms. Darden was filed 34 days late. Otherwise, all of its executive officers and directors have complied with applicable reporting requirements for transactions in Charter Financial common stock during the fiscal year ended September 30, 2017.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended September 30, 2017, the Compensation Committee consisted of Messrs. Cauble, Darden, Lane and Smith. No member of the Compensation Committee was an officer or employee of the Company or the Bank during the last fiscal year or at any other time or had any relationship with the Company or the Bank requiring disclosure under Item 404 of Regulation S-K, except as otherwise disclosed under “Transactions with Certain Related Person”. No executive officer of the Company served as a member of the board of directors or compensation committee of another entity, one of whose executive officers served on the Compensation Committee or the Board of the Company.

Charter Financial
CORPORATION

AUDIT

Charter Financial
CORPORATION
PROXY STATEMENT

Proposal 3 - Ratification of Independent Registered Public Accounting Firm

Proposal 3. Ratify the appointment of Dixon Hughes Goodman LLP, Independent Registered Public Accounting Firm	The Board recommends a vote FOR this proposal.
Our Board recommends that shareholders vote “FOR” the proposal to ratify the selection of Dixon Hughes Goodman LLP as our independent registered public accounting firm for the fiscal year 2018.

The Audit Committee of the Board of Directors has appointed Dixon Hughes Goodman LLP to be its independent registered public accounting firm for the 2018 fiscal year, subject to ratification by the shareholders. A representative of Dixon Hughes Goodman LLP is expected to be present at the annual meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement should he or she desire to do so.
The Board of Directors is submitting the selection of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm to the shareholders for ratification as a matter of good corporate practice. If the ratification of the appointment of Dixon Hughes Goodman LLP is not approved by a majority of the votes present and entitled to vote at the annual meeting, other independent registered public accounting firms may be considered by the Audit Committee of the Board of Directors. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change is in the best interests of the Company and its shareholders.
The Board of Directors recommends that shareholders vote “FOR” the ratification of the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm in proposal three.

Audit Fees
The following table sets forth the fees billed to the Company for the fiscal years ended September 30, 2017 and 2016 by Dixon Hughes Goodman LLP.

	2017		2016
	Fees	% of Total	Fees	% of Total

Audit fees (1)	$325,000	85.9%	$326,000	80.5%
Audit-related fees (2)	—	—%	795	0.2%
Tax fees (3)	53,300	14.1%	78,400	19.3%
All other fees	—	—%		—%
__________________________________

(1)	For 2017 and 2016, includes audit of consolidated financial statements, quarterly review services, audit of internal controls over financial reporting, and review of Forms 10-K and 10-Q.

(2)	2016 fees include accounting and other technical accounting consultations.

(3)
For 2017 and 2016, includes income tax return preparation, quarterly tax estimate services, state and local tax matters, corporate tax consultations and assistance and consultations related to the CBS acquisition.

Pre-Approval of Services by the Independent Registered Public Accounting Firm
The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm. Such approval process ensures that the external auditor does not provide any non-audit services to the Company that are prohibited by law or regulation.
In addition, the Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. Requests for services by the independent registered public accounting firm for compliance with the auditor services policy must be specific as to the particular services to be provided. The request may be made with respect to either specific services or a type of service for predictable or recurring services. During the fiscal year ended September 30, 2017, all services were approved, in advance, by the Audit Committee in compliance with these procedures.
Audit Committee Report
The Company’s management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent registered public accounting firm was engaged to perform an independent audit of the Company’s consolidated financial statements and to issue an opinion on the conformity of those financial statements with generally accepted accounting principles. The Company’s independent registered public accounting firm was also engaged to perform an audit of the effectiveness of internal controls over financial reporting and issue a report thereon. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.
In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles and that the Company maintained effective internal controls over financial reporting and the Audit Committee has reviewed and discussed the consolidated financial statements and the reports on effectiveness of internal controls over financial reporting with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by the Public Company Accounting Oversight Board auditing standard No. 1301 (former auditing standard No. 16, communications with Audit Committees) including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.
In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning the independent registered public accounting firm’s independence, and has discussed such independence with the independent registered public accounting firm. In concluding that the registered public accounting firm is independent, the Audit

Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.
The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their audit, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee meets regularly with the internal auditor to discuss the overall scope and plans for respective internal audits. The Audit Committee also discusses the results of internal audit examinations, including any co-sourced or outsourced examination reports.
In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in their reports, express opinions on the conformity of the Company’s financial statements to generally accepted accounting principles and the effectiveness of internal controls over financial reporting. The Audit Committee reviews with management the Company’s major financial risk exposures and the steps management has taken to monitor, mitigate, and control such exposures. Management has the responsibility for the implementation of these activities.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the board has approved, that the audited consolidated financial statements and management’s report on the effectiveness of internal controls over financial reporting be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2017, for filing with the Securities and Exchange Commission. The Audit Committee also has approved, subject to shareholder ratification, the selection of the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2017.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this report by reference, and shall not otherwise be deemed filed with the Securities and Exchange Commission.
Audit Committee of the Board of Directors of Charter Financial Corporation
David Z. Cauble, III, Chair
Jane W. Darden
Thomas M. Lane
Edward D. Smith
David L. Strobel

Submission of Business Proposals
and Shareholder Nominations

Advanced Notice of Nominations and Other Business to be Conducted at an Annual Meeting of Shareholders

The Company’s bylaws provide an advance notice procedure for certain business, or nominations to the board of directors, to be brought before an annual meeting of stockholders. Any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must submit written notice to the Company at least 80 days prior and not earlier than 90 days prior to such meeting. However, if less than 90 days’ notice or prior public disclosure of the date of the meeting is given to stockholders, such written notice must be submitted by a stockholder not later than the tenth day following the day on which notice of the meeting was mailed to stockholders or such public disclosure was made. No adjournment or postponement of a meeting of stockholders shall commence a new period for the giving of notice hereunder.

The notice with respect to stockholder proposals that are not nominations for director must set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such stockholder as they appear on the Company’s books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder and such beneficial owner; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

The notice with respect to director nominations must include (i) as to each individual whom the stockholder proposes to nominate for election as a director, (A) all information relating to such person that would indicate such person’s qualification under Article II, Section 12 of the Company’s bylaws, including an affidavit that such person would not be disqualified under the provisions of Article II, Section 12 of the bylaws and (B) all other information relating to such individual that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation; and (ii) as to the stockholder giving the notice, (A) the name and address of such stockholder as they appear on the Company’s books and of the beneficial owner, if any, on whose behalf the nomination is made; (B) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder and such beneficial owner; (C) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934 or any successor rule or regulation. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.

The 2019 annual meeting of stockholders is expected to be held on February 20, 2019. It is expected that advance written notice for certain business, or nominations to the board of directors, to be brought before the next annual meeting must be given to us no earlier than November 22, 2018 and no later than December 2, 2018. If notice is received before November 22, 2018 or after December 2, 2018, it will be considered untimely, and we will not be required to present the matter at the stockholders meeting.

Shareholder Proposals for Inclusion in Proxy Statement

In order to be eligible for inclusion in our proxy materials for our Annual Meeting of Shareholders in 2019, any shareholder proposal to take action at such meeting must be received at our executive office, 1233 O. G. Skinner Drive, West Point, Georgia 31833, no later than September 7, 2018. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

Shareholder Proposals not to be included in Proxy Statement

If you wish to submit a proposal that is not to be included in our proxy materials for our 2019 annual meeting, for your proposal to be timely in accordance with Exchange Act Rules 14a-5(e)(2) and 14a-4(c)(1), you must submit your proposal or nomination to our Secretary at the address listed in the first paragraph of this section by November 21, 2018.

Proxy Solicitation

The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company. Additionally, directors, officers and other employees of the Company may solicit proxies personally or by telephone without receiving additional compensation.

The Company’s Annual Report to Shareholders has been included with this proxy statement. Any shareholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference into this proxy statement.

For you and others who share your address, your broker or holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a shareholder residing at such an address wishes to receive a separate annual report and proxy statement in the future, he or she should contact the broker or the holder of record. If you are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or the holder of record.

Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

BY ORDER OF THE BOARD OF DIRECTORS

West Point, Georgia February 5, 2018
William C. Gladden Corporate Secretary

Non-GAAP Reconciliation

The measures entitled tangible book value per share and return on average tangible equity are not measures recognized under GAAP and therefore are considered non-GAAP financial measures. The most comparable GAAP measures to these measures are book value per share, and return on average equity, respectively.

Management uses these non-GAAP financial measures to assess the performance of the Company's business and the strength of its capital position. The Company believes that these non-GAAP financial measures provide meaningful additional information to assist management, investors and bank regulators in evaluating the Company's operating results, financial strength and capitalization and to permit investors to assess the performance of the Company on the same basis as that used by management. The non-GAAP financial measures should be considered as additional views of the way our financial measures are affected by significant items and other factors. Statements including non-GAAP financial measures should be read along with the accompanying tables which provide a reconciliation of non-GAAP financial measures to GAAP financial measures.

	For The Year Ending
	September 30	September 30	September 30
	2017	2016	2015
Tangible Book Value Per Share
Book value per share	$14.17	$13.52	$12.79
Effect to adjust for goodwill and other intangible assets	-2.84	-2.16	-0.31
Tangible book value per share (Non-GAAP)	$11.33	$11.36	$12.48

Return On Average Tangible Equity
Return on average equity	6.89%	5.90%	2.62%
Effect to adjust for goodwill and other intangible assets	1.29	0.56	0.06
Return on average tangible equity (Non-GAAP)	8.18%	6.46%	2.68%

NOTES

NOTES

NOTES

SHAREHOLDER INFORMATION

Charter Financial stock trades on The NASDAQ Stock Market under the symbol CHFN.
www.CHFNIR.com

Investor Relations Investor Relations Charter Financial Corporation PO Box 472 West Point, GA 31833	Independent Accountants Dixon Hughes Goodman LLP 191 Peachtree St, NE Suite 2700 Atlanta, GA 30303	Stock Transfer Agent American Stock Transfer 6201 15th Avenue Brooklyn, NY 11219
www.CHFNir.com (706)645-3202	www.dhgllp.com (404)575-8900	www.amstock.com (800)937.5449

For more information about CharterBank, our products, services and locations, please visit our web site at:
www.CharterBank.net

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on February 13, 2018 the cut-off date before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
Charter Financial Corp. P. O. Box 472 West Point, GA 31833
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS DETACH
AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
		☐	☐	☐
The Board of Directors recommends you vote FOR the following:

1. Election of Directors
Nominees
01 Jane W. Darden	02 Thomas M. Lane

The Board of Directors recommends you vote FOR proposals 2 and 3.					For	Against	Abstain

2 An advisory non-binding vote with respect to executive compensation matters					☐	☐	☐
					☐	☐	☐
3 The ratification of the appointment of Dixon Hughes Goodman LLP as independent registered public accounting firm of Charter Financial Corporation for the fiscal year ending September 30, 2018.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K are available at www.proxyvote.com.

CHARTER FINANCIAL CORPORATION
Annual Meeting of Shareholders
February 14, 2018 10:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints the official proxy committee of Charter Financial Corporation (the "Company"), consisting of David Z. Cauble and David L. Strobel or either of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Shareholders to be held on February 14, 2018 at 10:00 a.m., eastern time, at the CharterBank Corporate Center, 1233 O.G. Skinner Drive, West Point, Georgia, and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

This proxy is being solicited on behalf of the Board of Directors. This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted "FOR" each of the three proposals listed. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This proxy also confers discretionary authority on the proxy committee of the Board of Directors to vote (1) with respect to the election of any person as director, where the nominees are unable to serve or for good cause will not serve and (2) matters incident to the conduct of the meeting.

Continued and to be signed on reverse side

*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on February 22, 2017

Meeting Information
CHARTER FINANCIAL CORPORATION	Meeting Type: Annual Meeting
For holders as of: December 26, 2017
	Date: February 14, 2018	Time: 10:00 AM EST
Location: 1233 O.G. Skinner Dr.
West Point, Georgia 31833

Charter Financial Corp. P. O. Box 472 West Point, GA 31833
You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —
How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
1. Notice & Proxy Statement	2. Form 10-K
How to View Online:
Have the information that is printed in the box marked by the arrow	xxxx xxxx xxxx xxxx	(located on the following page) and visit: www.proxyvote.com
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET: www.proxyvote.com
2) BY TELEPHONE: 1-800-579-1639
3) BY E-MAIL*: sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow		xxxx xxxx xxxx xxxx
(located on the following page) in the subject line.
Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before January 31, 2018 to facilitate timely delivery.

— How To Vote —
Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow xxxx xxxx xxxx xxxx available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting items

The Board of Directors recommends you vote FOR the following:

1. Election of Directors
Nominees
01 Jane W. Darden	02 Thomas M. Lane

The Board of Directors recommends you vote FOR proposals 2 and 3.

2 An advisory non-binding vote with respect to executive compensation matters.

3 The ratification of the appointment of Dixon Hughes Goodman LLP as independent registered public accounting firm of Charter Financial Corporation for the fiscal year ending September 30, 2018.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.